As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eupraxia Pharmaceuticals Inc.

(Exact name of Registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English (if applicable))

British Columbia	2834	N/A
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

2198 Yukon Street

Vancouver, British Columbia

V5Y 3P1

Canada

(250) 590-3968

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

28 Liberty Street

New York, NY 10005

Telephone: (212) 894-8940

(Name, address (including zip code) and telephone number (including area code)

of agent for service in the United States)

Copies to:

Thomas M. Rose Shona Smith Troutman Pepper Locke LLP 111 Huntington Avenue 9th Floor Boston, Massachusetts 02199-7613 United States Telephone: (757) 687-7715	James A. Helliwell Chief Executive Officer Eupraxia Pharmaceuticals Inc. 2198 Yukon Street Vancouver, British Columbia Canada V5Y 3P1 Telephone: (250) 590-3968	Joseph A. Garcia, Esq. Michelle Noorani, Esq. Blake, Cassels & Graydon LLP 1133 Melville Street, Suite 3500 Vancouver, BC V6E 4E5 Canada Telephone: (604) 631-3300

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A.	☐	upon filing with the SEC, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the SEC by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the “SEC”), acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of the Company at 2198 Yukon Street, Vancouver, BC, V5Y 3P1 (Telephone (250) 590-3968) and are also available electronically at www.sedarplus.ca and www.sec.gov.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	August 4, 2026

EUPRAXIA PHARMACEUTICALS INC.

US$300,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Subscription Receipts

Units

This short form base shelf prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the common shares (the “Common Shares”), the preferred shares, the debt securities, the warrants, the subscription receipts and the units (the foregoing collectively, the “Securities” and individually, a “Security”), of Eupraxia Pharmaceuticals Inc. (the “Company”, “Eupraxia”, “we” or “our”) in one or more series or issuances, with a total offering price of such Securities, in the aggregate, of up to US$300,000,000 (or the equivalent thereof, at the date of issue, in U.S. dollars or one or more foreign currencies or composite currencies, as the case may be). The Securities may be offered by us or by our securityholders. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or Securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and the assumption of liabilities.

The Common Shares are listed for trading and posted on the Toronto Stock Exchange (the “TSX”) and the Nasdaq Capital Market (“Nasdaq”), under the trading symbol “EPRX”. On July 31, 2026, being the last complete trading day of the TSX prior to the date hereof, the closing price of the Common Shares on the TSX was C$8.98 and on August 3, 2026, being the last complete trading day of Nasdaq prior to the date hereof, the closing price of the Common Shares on Nasdaq was US$6.51. Unless otherwise specified in the applicable prospectus supplement, Securities other than Common Shares will not be listed on any securities exchange or on any automated dealer quotation system. There is currently no market through which our Securities, other than our Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this prospectus. This may affect the pricing of our Securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of our Securities and the extent of issuer regulation. See “Risk Factors”.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States, to prepare this prospectus in accordance with disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States.

Prospective investors should be aware that the acquisition, holding or disposition of the securities described herein may have tax consequences both in the United States and in Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement with respect to any particular offering and consult your own tax advisor with respect to your own particular circumstances. See “Certain Canadian Income Tax Considerations” and “Certain Material United States Federal Income Tax Considerations for U.S. Holders” in this prospectus.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the facts that (i) the Company is incorporated or organized under the laws of British Columbia, Canada, (ii) the majority of its officers and directors are residents of a country other than the United States, (iii) some or all of the experts named in this prospectus may be residents of a country other than the United States and (iv) all or a substantial portion of the assets of the Company and the assets of the foregoing persons may be located outside the United States. See “Enforceability of Civil Liabilities”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR ANY CANADIAN SECURITIES REGULATOR NOR HAVE THESE AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdiction. All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus, except that delivery is not required where an exemption from the delivery requirements in the legislation is available. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the Securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any Securities issued pursuant to this prospectus.

Our Securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us, including by way of an “at-the-market distribution” as defined in National Instrument 44-102 – Shelf Distributions (an “ATM Distribution”). In connection with any underwritten offering of Securities, other than an ATM Distribution, unless otherwise specified in the relevant prospectus supplement the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered. Such transactions, if commenced, may be discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over- allotment option or secondary market purchases. See “Plan of Distribution”.

No underwriter or dealer involved in an ATM Distribution under this prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

We or any selling securityholder may offer and sell the Securities issued under this prospectus to or through underwriters, dealers, placement agents or other intermediaries or directly to one or more purchasers, subject in each case to obtaining any required exemptions under applicable securities laws. The distribution of Securities under this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at other negotiated prices, in each case as set forth in the applicable prospectus supplement.

The prospectus supplement relating to a particular offering of Securities will identify each selling securityholder, underwriter, dealer or agent engaged in connection with an offering and sale of Securities pursuant to this prospectus and will set forth the terms of the offering of such Securities, including our proceeds and, to the extent applicable, any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, the method of distribution, the initial issue price (in the event that the offering is a fixed price distribution) and any other material terms of the plan of distribution. This prospectus may qualify an ATM Distribution. See “Plan of Distribution”.

Investment in the Securities being offered is highly speculative and involves significant risks that you should consider before purchasing such Securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading “Cautionary Note Regarding Forward-Looking Statements” and consider such risks and information in connection with an investment in the Securities. See “Risk Factors”.

The specific terms of the Securities with respect to a particular offering will be set out in one or more prospectus supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of preferred shares, the number of preferred shares offered, the offering price, the designation of, the provisions attaching to, and any other specific terms; (iii) in the case of warrants, the offering price, the designation, number and terms of the Common Shares or debt securities issuable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the warrants are issued and any other specific terms; (iv) in the case of subscription receipts, the number of subscription receipts being offered, the offering price, the procedures for the exchange of the subscription receipts for Common Shares, debt securities or warrants, as the case may be, and any other specific terms; (v) in the case of debt securities, the specific designation, the aggregate principal amount, the currency or the currency unit for the debt securities being offered, the maturity, the interest provisions, the authorized denominations, the offering price, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt securities are secured, affiliate-guaranteed, senior or subordinated and any other terms specific to the debt securities being offered; and (vi) in the case of units, the designation, number and terms of the Common Shares, warrants, subscription receipts or debt securities comprising the units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the prospectus supplement describing the Securities.

Amy Pott, Robert Bazemore and Helen Thackray, directors of the Company, who reside outside of Canada, have appointed Blakes Vancouver Services Inc., c/o Blake, Cassels & Graydon LLP located at Suite 3500, The Stack, 1133 Melville Street, Vancouver, British Columbia, V6E 4E5, Canada for service of process in Canada. See “Agent for Service of Process”.

Securities legislation in certain provinces and territories provides purchasers with the right to withdraw from an agreement to purchase securities. See “Statutory Rights of Withdrawal and Rescission”.

No underwriter has been involved in the preparation of this prospectus nor has any underwriter performed any review of the contents of this prospectus.

Our head office is located at 2198 Yukon Street, Vancouver, BC, V5Y 3P1, Canada.

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities. We will not make an offer of these Securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement or the date of any documents incorporated by reference herein.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the Securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of such document and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our Securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement on Form F-10 relating to the Securities that the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”). Under the registration statement, the Company may, from time to time, sell Securities described in this prospectus in one or more offerings up to an aggregate offering amount of US$300,000,000. This prospectus, which constitutes part of the registration statement, provides you with a general description of the Securities that the Company may offer. Each time the Company sells Securities under the registration statement, it will provide a prospectus supplement that will contain specific information about the terms of that offering of Securities. A prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Documents Incorporated by Reference” herein and therein. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the exhibits that are part of the registration statement. Investors in the United States should refer to the registration statement and the exhibits thereto for further information with respect to the Company and the Securities.

Market data and certain industry forecasts used in this prospectus and any applicable prospectus supplement, and the documents incorporated by reference in this prospectus and any applicable prospectus supplement, were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all references to “C$” are to Canadian dollars and references to “$” or “US$” are to U.S. dollars. See “Currency Presentation and Exchange Rate Information”.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Eupraxia” or the “Company”, refer to Eupraxia Pharmaceuticals Inc. together, where context requires, with our subsidiaries.

In the interest of greater clarity for investors, the Company will use EP-104IAR when referring to the product candidate that is intended for intra-articular injections for indications such as osteoarthritis (“OA”), EP-104GI when referring to the product candidate that is intended for submucosal injections in the gastrointestinal (“GI”) tract for indications such as eosinophilic esophagitis (“EoE”), and simply refer to the product candidate as EP-104 in conjunction with topics that are related to both EP-104IAR and EP-104GI.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We caution readers regarding forward-looking statements found in this prospectus (including the documents incorporated by reference herein). This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended, and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking information”). This forward-looking information is identified by the use of terms and phrases such as “may,” “might,” “will,” “likely,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “goal,” “outlook,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “forecast,” “estimate,” “potential,” “target,” “seek,” “contemplate,” “continue,” “design,” and “ongoing,” the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking information contains these terms and phrases. In addition, any statements in this prospectus or in the documents incorporated by reference herein that refer to expectations, intentions, projections or other characterizations of future events or circumstances, contain forward-looking information. Such forward-looking information includes, but is not limited to:

•	our business strategies and objectives, including current and future plans, expectations and intentions;

•	our intention to evaluate funding alternatives for the continued development of EP-104IAR, including potential partnership opportunities;

•	our ability to obtain sufficient funding for our operations, including funding for research, development and commercial activities;

•	our projected operating expenses and capital expenditures;

•	our ability to achieve profitability;

•	projected revenues, future trends, opportunities and growth in our industry and the drug development markets;

•	the anticipated market reception of the target profile of EP-104GI and EP-104IAR, if approved;

•	our ability to maintain and enhance our competitive advantages and technological advantages;

•	the entry into commercial partnerships and commercialization of our technology;

•	our ability to enter into definitive agreements with our contract research organizations (“CROs”);

•	our ability to enter into out-licencing, co-development and/or collaborative partnerships;

•	our clinical development programs and activities and the estimated timing thereof;

•	the success of regulatory submissions, including the belief that our planned clinical trials will support future New Drug Application (“NDA”) submissions for EP-104GI and EP-104IAR ;

•	the obtaining of potential regulatory approval;

•	the hiring of additional research and development team members;

•	the potential for our technology to impact the drug delivery process;

•	the development of additional intellectual property, ability to patent or otherwise protect such developed intellectual property and licenses with third parties for intellectual property;

•	the ability of issued patents to provide protection for our products and technology in applicable jurisdictions;

•	our ability to protect, expand upon and exploit our existing intellectual property;

•	the entry into sponsored research agreements and the benefits therefrom;

•	our competitive advantages and those of our technology;

•	the planned development and future success of our product candidates and results gathered from studies thereof;

•	the development of products from our competitors;

•	the application of regulations and standards to our future products and services or research and development activities;

•	our retention of funds or payment of dividends;

•	the translation of our technologies and expansion of our offerings into clinical applications;

•	the potential benefits to patients from our platforms;

•	the value of the strategic relationship to our clients and investors;

•	our engagement with legal and regulatory authorities in various jurisdictions;

•	our anticipated use of proceeds from the sale of our Securities under this prospectus and our existing cash and cash equivalents and the related estimated cash runway;

•	the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements and potential sources of additional capital;

•

the issuance of Common Shares upon conversion of our Series 1 Preferred shares in the capital of the Company (the “Series 1 Preferred Shares”), and upon exercise of our outstanding stock options and common share purchase warrants;

•	the dividends payable on Series 1 Preferred Shares, including the potential issuance of additional Series 1 Preferred Shares ;

•	the demand and commercial viability of our technology;

•	the demand and market acceptance for product candidates we develop and for which we receive marketing authorization;

•	our expectations regarding the completion of, and use of proceeds from the sale of our Securities under this prospectus;

•	our anticipation that in the future, therapeutic targets will be differentiated by dosing levels, vehicle and delivery methods and will be distinct product candidates;

•	our intention of considering the possibility of identifying a corporate partner to help with the development and/or commercialization of EP-104GI in markets outside of the U.S.;

•

our intention to continue development of EP-104GI through subsequent clinical trials required by the FDA and other global regulatory bodies to obtain commercial approval for marketing in the United States and around the world;

•	our belief that the future success of EP-104IAR will be dependent on late phase development and commercialization expertise and will require significant resources;

•	our intention to use capital resources previously identified for EP-104IAR development to continue development of EP-104GI;

•	our belief that EP-104 is a promising candidate for prolonged anti-inflammatory use;

•

our belief that the EP-104 drug delivery technology platform has the potential to have a beneficial application for EoE, given the already-established efficacy of oral immediate release of FP in this indication;

•	our belief that the EP-104 drug delivery technology platform has the potential to be an effective treatment for OA based on the proven efficacy of other corticosteroids for this condition;

•	our belief that adaptations to the original formulation of EP-104, including modifications to the carrier vehicle and dose, will result in the creation of EP-104GI specific to GI indications;

•	our belief that the ongoing global increase in cases and costs of EoE highlight the significant need for novel safe, efficacious and cost-effective treatments to improve outcomes in its management;

•	the various clinical trials and non-clinical work that we believe will be required in support of a future NDA submission for EP-104IAR;

•

our anticipation that we or a potential partner would submit an NDA for EP-104IAR under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act to obtain FDA approval, and that such NDA would rely in part on non-clinical studies and clinical trials conducted by us or a potential partner, and in part on the FDA’s prior findings of safety and efficacy for the active ingredient for which we do not have a right of reference or which have been established in the scientific literature in the public domain;

•	our belief that the future success of our product candidate will be dependent on late phase development and commercialization expertise and will require significant resources;

•	our focus over the next 24 months on the execution of the EP-104 development programs;

•	our intention to seek out-licencing, co-development or marketing partners for our technology, with the potential to expand and exploit its application fully;

•

our intention to put in place conditions and resources, including the potential use of licensing partnerships, that support the success of the development program, marketing authorization(s) and commercialization across multiple jurisdictions, as well as exploitation of any opportunities for lifecycle and patent extension, which, depending on market conditions, may take the form of co-development or commercialization partnerships, transactional opportunities and/or public financing options;

•	the fact that pipeline programs are expected to be another area of potential growth in the next 24 months;

•

our belief that our technology has the potential to be particularly suitable for diseases requiring precisely targeted and controlled localized therapy where broader tissue or systemic exposure should be avoided (e.g., tumour oncology);

•

our goal to add two pipeline product candidates over the next 24 months to allow for sustained corporate growth, which we expect to involve a multidisciplinary review of candidate drugs, formulation development, in vitro screening to identify the most promising lead candidates and non-clinical proof-of-concept studies;

•

our plans to enroll approximately 120 patients in the Phase 2b portion of the RESOLVE trial in up to 25 sites globally, assessing tissue health measured by biopsy (EoEHSS and PEC scores), symptom scores (SDI and DSQ), and safety, over a twelve-month period. In Q4 2026, we expect to release interim data from the Phase 2b portion of the RESOLVE study;

•

our expectation that at least one Phase 3 study assessing both efficacy (reduced histological signs and improved symptoms) and safety of EP-104GI will be required to seek marketing approval for EP-104GI for EoE;

•	the uses of proceeds of our offerings;

•	our expectation that our trend of net losses will continue into the future as we make further investments in our EP-104 programs;

•

our expectation that research and development expenses will increase as we undertake clinical trials and incur significant costs for CROs and consultants, and further investment in additional drug candidates in support of broader pipeline development;

•	our expectation that general and administrative expenses are likely to remain high in the future as a result of ongoing costs associated with public company compliance; and

•	our expectations that our growth plans will require further capital and our plans to obtain such capital.

Forward-looking information involves known and unknown risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking information. These risks and uncertainties include, but are not limited to, those described in greater detail under “Risk Factors” below and in the Annual Information Form (defined below), including:

•

we have a limited operating history and have no products approved for commercial sale, which may make it difficult for you to evaluate our current business and predict our future success and viability;

•

we will require substantial additional financing to achieve our goals and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts, if any of our product candidates receive marketing authorization;

•

we are substantially dependent on the success of our lead product candidates EP-104GI, which is currently being studied in a Phase 1b/2 clinical study, and EP-104IAR, for which we are evaluating funding alternatives for the continued development, including potential partnership opportunities. If we are unable to complete development of, obtain approval for and commercialize EP-104GI or EP-104IAR, alone or through a potential partnership, in a timely manner, our business will be harmed;

•

if we breach any of the agreements under which we license rights to our product candidates or technology from third parties, we could lose license rights that are important to our business. Our current license agreement may not provide an adequate remedy for its breach by the licensor;

•

adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations;

•

clinical trials are expensive, time consuming and difficult to design and implement and may fail to demonstrate adequate safety and efficacy of our product candidates. Furthermore, the results of previous preclinical studies and clinical trials may not be predictive of future results, and the results of our current and planned clinical trials may not satisfy the requirements of the U.S. Food and Drug Administration (the “FDA”) or comparable non-U.S. regulatory authorities or provide the basis for regulatory approval;

•	our lead product candidates may not be successful for their intended use;

•	our current and future product candidates will require regulatory approval, which is costly, and we may fail to obtain regulatory approvals or only obtain approvals for limited uses or indications;

•	we may not be successful formulating any additional product candidates with our Diffusphere platform technology;

•

the clinical trials of our product candidates may not demonstrate safety and efficacy to the satisfaction of the FDA, European Medicines Agency (“EMA”), Health Canada or other comparable foreign regulatory authorities or otherwise produce positive results;

•

we completely rely on third parties to provide supplies and inputs required for our product candidates and, if these third parties fail to fulfill their contractual obligations, we may be unable to pursue further development of our product candidates and our business could be substantially harmed;

•

we rely on CROs to provide clinical and non-clinical research services; if such CROs do not successfully carry out their contractual duties including to comply with applicable laws and regulations or meet expected deadlines, our business could be substantially harmed;

•

the manufacture of drugs is complex and our third-party manufacturers may encounter difficulties in production. If any of our third-party manufacturers encounter such difficulties, our ability to provide adequate supply of our product candidates for clinical trials or our products for patients, if approved, could be delayed or prevented;

•

our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor or other third party will discover them or that our trade secrets will be misappropriated or disclosed;

•

the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and the results of our clinical trials may not satisfy the requirements of the FDA, EMA, Health Canada or other comparable foreign regulatory authorities. Terminating the development of any of our product candidates could materially harm our business and the market price of our Common Shares;

•

interim, initial, “top-line”, and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data;

•

any safety concerns observed in any one of our clinical trials in our targeted indications could limit the prospects for regulatory approval of our product candidates in those and other indications, which could seriously harm our business;

•

our current or future product candidates may cause significant adverse events, toxicities or other undesirable adverse events when used alone or in combination with other products that may result in a safety profile that could inhibit regulatory approval, prevent market acceptance, limit their commercial potential, if approved, or result in significant negative consequences;

•

where appropriate and applicable, we may seek approval from the FDA or comparable foreign regulatory authorities through the use of expedited approval pathways, such as Fast Track designation or Breakthrough Therapy designation. Even if we receive a designation that would allow for expedited review, we can provide no assurance that we will be able to obtain FDA or other regulatory approval sooner or at all;

•

if we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our drug candidates, if approved, we may be unable to generate any product revenue;

•	we have a novel technology with uncertain market acceptance if any of our product candidates are approved;

•	if we experience delays or difficulties in the enrollment and/or maintenance of patients in clinical trials, our clinical development activities could be delayed or otherwise adversely affected;

•

clinical drug development is a lengthy, expensive, and inherently uncertain process, and we may experience delays in completing, or ultimately be unable to successfully complete the clinical trials needed for regulatory approval;

•	the FDA, EMA, Health Canada and other comparable foreign regulatory authorities may not accept data from trials conducted in locations outside of their jurisdiction;

•

obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions;

•	if the market opportunity for any product candidate that we or our strategic partners develop is smaller than we believe, our revenue may be adversely affected and our business may suffer;

•

if our product candidates receive regulatory approval, the competitive landscape, standard of care, and pricing and reimbursement environment may have changed by that time, which could significantly reduce the market opportunity and our ability to attain commercially viable pricing for our products;

•

pricing for competitive products could decrease due to competition from generic or biosimilar versions of those drugs, which could have a materially negative impact on our ability to capture adequate pricing of our product candidates, if approved;

•	even if our product candidates receive regulatory approval, we will be subject to significant post marketing regulatory requirements and oversight;

•	FDA’s and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates;

•

the FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses and failure to comply with these laws and other laws relating to promotion could subject us to enforcement action;

•

disruptions at the FDA and other government agencies caused by actions taken by the current U.S. presidential administration or through legislative or judicial action, reductions in force, government shutdowns, funding shortages, or global health concerns could hinder their ability to hire and retain key leadership and other personnel, or otherwise prevent new or modified products from being developed, approved or commercialized in a timely manner or at all, or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business;

•	we rely on key personnel;

•	we may not be able to successfully execute our business strategy;

•	we are in a highly competitive industry which is continuously evolving with technological changes;

•	our future success will depend on our ability to continually enhance and develop our product candidates;

•

we may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success;

•	changes in methods of product candidate manufacturing or formulation may result in additional costs or delay;

•

there is uncertainty regarding U.S. tariffs and support for existing treaty and trade relationships, including with Canada, and implementation of new legislative or regulatory policies by the U.S. government could impose additional costs on the Company, result in delayed timelines, or otherwise negatively impact the Company, which could have a material adverse impact on the Company’s business;

•	a variety of risks associated with potential international business relationships could materially adversely affect our business;

•

changes in drug pricing and reimbursement policies—including the introduction or expansion of “most-favored-nation” or similar reference-pricing frameworks could materially reduce achievable pricing, constrain market access, and adversely impact our revenues, margins, and overall business strategy;

•	collaboration arrangements we may enter into in the future may not be successful;

•	provisions of any future debt instruments may restrict our ability to pursue our business strategies;

•	we may acquire businesses or products, or form strategic alliances in the future, and we may not realize the benefits of such acquisitions or alliances;

•	we have traditionally relied on key collaborations and grants;

•

we are subject to evolving global laws and regulations relating to privacy, data protection and information security, which may require us to incur substantial compliance costs, and any failure or perceived failure by us to comply with such laws and regulations may harm our business and operations;

•

our business and operations could suffer in the event of an actual or perceived information security incident such as a cybersecurity breach, system failure, or other compromise of our systems or those of a third-party or other contractor or vendor;

•	we may fail to manage our growth successfully, which may adversely impact our operating results;

•	guidelines and recommendations published by various organizations can reduce the use of products that we may commercialize if marketing authorization is received;

•	we use hazardous chemicals and biological materials in our business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly;

•

if product liability lawsuits are brought against us, then we may incur substantial liabilities and may be required to limit commercialization of EP-104, if approved, for any indication, and any other future products;

•

our employees, independent contractors, principal investigators, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading, which could significantly harm our business;

•	we may be subject to securities litigation, which is expensive and could divert management attention;

•	our directors and executive officers may be affiliated with other biotech companies and may have conflicts of interest;

•	our business may be affected by macroeconomic conditions;

•	our business may be affected by global geopolitical risks;

•	we may be responsible for corruption and anti-bribery law violations;

•	we are subject to foreign exchange risks;

•	we are subject to taxation risks and changing rules by different tax authorities;

•	we are subject to a number of risks and hazards and may not be sufficiently insured for all of them;

•	we devote significant resources to regulatory compliance as a public entity;

•

if we are unable to develop and maintain effective disclosure controls and procedures and internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and may adversely affect our business, financial condition and results of operations;

•	our success depends on our ability to protect our intellectual property and our proprietary technologies;

•

if the scope of any patent protection we obtain is not sufficiently broad, or if we lose any of our patent protection, our ability to prevent our competitors from commercializing similar or identical product candidates would be adversely affected;

•	intellectual property rights do not necessarily address all potential threats to our competitive advantage;

•	our patent rights may prove to be an inadequate barrier to competition;

•

our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Claims by third parties that we infringe their proprietary rights may result in liability for damages or prevent or delay our developmental and commercialization efforts;

•	we may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses;

•

we may be involved in lawsuits to protect or enforce our patents or our future licensors’ patents, which could be expensive, time consuming, and unsuccessful. Further, our issued patents or our current or future licensors’ patents could be found invalid or unenforceable if challenged in court or before administrative bodies in the United States or abroad;

•	intellectual property litigation may lead to unfavorable publicity that harms our reputation and causes the market price of our Common Shares to decline;

•

derivation proceedings may be necessary to determine priority of inventions, and an unfavorable outcome may require us to cease using the related technology or to attempt to license rights from the prevailing party;

•

we may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market our products and product candidates;

•	changes in U.S. patent law, or laws in other countries, or their interpretation could diminish the value of patents in general, thereby impairing our ability to protect our product candidates;

•	we may be subject to claims challenging the inventorship or ownership of our patents, the patents we license, and other intellectual property;

•	patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time;

•	we may not be able to protect or enforce our intellectual property rights throughout the world;

•

obtaining and maintaining our patent protection depends on compliance with various procedural, documentary submission, fee payment and other requirements imposed by regulations and governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements;

•	if our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected;

•	if we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected, harming our business and competitive position;

•	we may be subject to claims that we or our employees, independent contractors, or consultants have wrongfully used or disclosed alleged confidential information or trade secrets;

•

we may be subject to claims that we have wrongfully hired an employee from a competitor or that we or our employees, independent contractors, or consultants have wrongfully used or disclosed alleged confidential information or trade secrets of their former employers;

•	our rights to develop and commercialize our technology and product candidates, if approved, may be subject, in part, to the terms and conditions of any future licenses granted to us by others;

•

if we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our future licensors, we could lose license rights that are important to our business;

•	the patent protection and patent prosecution for some of our product candidates may be dependent on third parties;

•

coverage and reimbursement may be limited or unavailable in certain market segments for our product candidates, if approved, which could make it difficult for us to sell any product candidates or therapies, if approved, profitably;

•	our relationships with healthcare providers and physicians and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings;

•

our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements;

•	our research and development activities could be affected or delayed as a result of possible restrictions on animal testing;

•	ongoing healthcare legislative and regulatory reform measures may have a material adverse effect on our business and results of operations;

•	the market price of the Common Shares may be volatile;

•	we will have broad discretion over the use of proceeds from this offering, and we may not use the proceeds in the desired manner;

•	new investors in our Common Shares will experience immediate and substantial dilution after this offering;

•	investors may lose their entire investment;

•	we have no history of dividends;

•	our existing executive officers and directors own a significant percentage of Common Shares and may have a significant impact over matters submitted to our shareholders for approval;

•	future sales of Common Shares by our existing shareholders could cause our share price to decline;

•	we will need to raise additional financing in the future which may dilute our share capital;

•

if securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business or our market, or if they adversely change their recommendations regarding our Common Shares, the trading price or trading volume of our Common Shares could decline;

•

the outstanding Series 1 Preferred Shares, and any future issuance of preferred shares could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Common Shares, which could depress the price of our Common Shares;

•	our constating documents permit us to issue an unlimited number of Common Shares without additional shareholder approval;

•

raising additional capital may cause dilution to our shareholders, including purchasers of Common Shares in this offering, restrict our operations or require us to relinquish rights to our technologies or product candidates;

•

we have warrants, pre-funded warrants, Series 1 Preferred Shares convertible into Common Shares, and shares of a subsidiary exchangeable for Common Shares outstanding, which in each case, if exercised, converted or exchanged, respectively, could cause dilution to existing shareholders;

•	our Common Shares may have limited liquidity;

•	there is no established market for certain securities, and we cannot assure you that an active market will develop for our Common Shares on the Nasdaq;

•	prevailing interest rates may affect the market price or value of any of our debt securities;

•	fluctuations in foreign currency markets may affect the market price or value of any of our debt securities;

•	U.S. investors may not be able to obtain enforcement of civil liabilities against us;

•	as a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our U.S. holders;

•	we may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us;

•	our Common Shares could be subject to large price and volume volatility; and

•	U.S. holders of our shares may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information, including but not limited to the factors in the “Risk Factors” section of this prospectus and those described under “Risk Factors” in the Annual Information Form, as well as those contained in any prospectus supplement. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part. The Annual Information Form is available under our profile on SEDAR+ at www.sedarplus.ca and as an Exhibit to our Annual Report on Form 40-F under our profile on EDGAR at www.sec.gov.

Forward-looking information is based on management’s beliefs and assumptions and on information currently available to management. Although the forward-looking information contained in this prospectus and in the documents incorporated by reference herein is based upon what we believe are reasonable assumptions, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking information.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Additional material risks and uncertainties applicable to the forward-looking statements herein include, without limitation, unforeseen events, developments, or factors causing any of the aforesaid expectations, assumptions, and other factors ultimately being inaccurate or irrelevant. Many of these factors are beyond our control. All forward-looking statements included in this prospectus and the documents incorporated herein by reference are expressly qualified in their entirety by these cautionary statements. The forward-looking statements contained in this prospectus, or the documents incorporated by reference herein are made as at the date hereof or thereof and the Company undertakes no obligation to update publicly or to revise any of the forward-looking statements, whether because of new information, future events, or otherwise, except as may be required by applicable securities laws.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of the Company, at 2198 Yukon Street, Vancouver, BC, V5Y 3P1, Canada (Telephone (250) 590-3968) or by accessing the disclosure documents through the Internet on the Canadian System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca or the Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) at www.sec.gov.

The following documents, filed with the securities commissions or similar regulatory authorities in certain provinces and territories of Canada are specifically incorporated by reference into, and form an integral part of, this prospectus:

•	the annual information form of the Company dated March 11, 2026 for the year ended December 31, 2025 (the “Annual Information Form”);

•

the audited consolidated financial statements of the Company for the years ended December 31, 2025 and 2024, together with the notes thereto and the report of the independent registered public accounting firm thereon;

•	the management’s discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2025;

•	the unaudited interim consolidated financial statements of the Company for the three months ended March 31, 2026;

•	the management’s discussion and analysis of financial condition and results of operations of the Company for the three months ended March 31, 2026;

•	the management information circular dated May 11, 2026, distributed in connection with the annual general meeting of shareholders held on June 18, 2026;

•	the material change report dated February 23, 2026, regarding the closing of the Company’s brokered public offering for gross proceeds of approximately US$63.2 million; and

•	the material change report dated July 15, 2026, regarding certain changes to the Company’s management team.

Any documents of the type described in Section 11.1 of Form 44-101F1 – Short Form Prospectus required to be incorporated by reference into a short form prospectus, including any annual information forms, all material change reports (excluding confidential reports, if any), all annual and interim financial statements and management’s discussion and analysis relating thereto, or information circulars or amendments thereto filed by the Company with any securities commissions or similar regulatory authority in any province or territory of Canada subsequent to the date of this prospectus and prior to the expiry of this prospectus, or the completion of the issuance of Securities pursuant hereto, will be deemed to be incorporated by reference in this prospectus and will automatically update and supersede information contained or incorporated by reference in this prospectus.

In addition, to the extent that any document or information incorporated by reference into this prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC by the Company after the date of this prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this prospectus forms a part. The Company may also incorporate by reference into this prospectus or the registration statement of which it forms a part, other information filed with or furnished to the SEC under the U.S. Exchange Act of 1934, as amended (the “U.S. Exchange Act”), provided that information included in any report on Form 6-K or Form 8-K shall be so deemed to be incorporated by reference only if and to the extent expressly provided in such Form 6-K or Form 8-K.

A prospectus supplement containing the specific terms of any offering of our Securities will be delivered to purchasers of our Securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our Securities to which that prospectus supplement pertains, except that delivery is not required where an exemption from the delivery requirements in the legislation is available.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any template version of any “marketing materials” (as such term is defined in National Instrument 44-101 – Short Form Prospectus Distributions) filed after the date of a prospectus supplement and before the termination of the distribution of the Securities offered pursuant to such prospectus supplement (together with this prospectus) is deemed to be incorporated by reference in such prospectus supplement.

Upon a new annual information form and annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations, and material change reports, as applicable, filed prior to the commencement of the financial year of the Company in which such annual information form is filed shall be deemed to no longer be incorporated into this prospectus for purpose of future offers and sales of Securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis of financial condition and results of operations, as applicable, shall be deemed to no longer be incorporated into this prospectus for purposes of future offers and sales of Securities under this prospectus.

References to our website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with or furnished to the SEC as part of the registration statement on Form F-10 of which this prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and certain officers, as applicable; (iii) the consent of independent registered public accounting firm, KPMG LLP; and (iv) the form of indenture for any Debt Securities issued under this prospectus. A copy of the form of warrant, warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Except as otherwise noted in our financial statements and the related management’s discussion and analysis that are incorporated by reference into this prospectus, the financial information contained in such documents is expressed in U.S. dollars. Exchange rates between U.S. dollars and the Canadian dollar are included below.

On July 31, 2026, the rate of exchange posted by the Bank of Canada for conversion of U.S. dollars into Canadian dollars was C$1.00 = US$0.7128 or US$1.00 = C$1.4029.

TRADEMARKS AND TRADE NAMES

This prospectus and the documents incorporated by reference herein include certain trademarks, which are protected under applicable intellectual property laws and are our property. Solely for convenience, our trademarks and trade names referred to in this prospectus and in the documents incorporated by reference herein may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. All other trademarks used in this prospectus or the documents incorporated by reference herein are the property of their respective owners.

EUPRAXIA PHARMACEUTICALS INC.

Business of the Company

We are a clinical-stage biotechnology company seeking to leverage our proprietary Diffusphere™ technology to optimize drug delivery for applications with significant unmet medical need. Each of our product candidates is designed to improve patient benefit by providing more prolonged activity than currently available treatments, combined with an improved pharmacokinetics (“PK”) and related safety profile and precisely targeted local delivery. We believe a product with this profile could offer the dual potential of providing long-lasting treatment and being well-tolerated in target and non-target tissues. Our strategy is to develop a portfolio of product candidates based on this delivery technology.

We currently have two distinct clinical development programs, one targeting EoE and the second targeting chronic OA pain in the knee. Both programs are broadly based upon the same active pharmaceutical ingredient (“API”), fluticasone propionate. The injectable drug is dispensed together with a “vehicle” diluent specifically designed for the target delivery modality and co-administered with the API. The same underlying API and extended-release formulation is being used in both development programs. In the future, we anticipate that therapeutic targets will be differentiated by dosing levels, vehicle and delivery methods and will be distinct product candidates. The product candidate that is being developed specifically for submucosal injections in the GI tract with an initial indication of EoE is referred to as EP-104GI, and the product candidate that is being developed for intra-articular (“IA”) injections with an initial indication of knee OA is referred to as EP-104IAR. EP-104 is intended to refer to the extended-release fluticasone propionate encapsulated with the Diffusphere™ technology, which is used in the formulation of both EP-104GI and EP-104IAR.

EoE has experienced a global increase in incidence and prevalence over the last decades, particularly in the US and Europe. EoE was classified as rare by the U.S. National Organization for Rare Disorders (“NORD”), however a 5- fold increase in the prevalence of EoE reported between 2009 and 2022, has resulted in the disease no longer being considered rare. The increase in prevalence highlights the growing burden of the disease and the need for new treatments. This burden on healthcare systems and patients is further compounded as EoE frequently leads to mental health issues (anxiety, depression, symptoms hypervigilance, social isolation) and hospitalization and ER visits for food bolus impaction.

As a result of the rapid growth, the most accurate estimates of the incidence and prevalence of EoE are from recently published studies. Thel et al. in 2025 reported a standardized prevalence of 142.5/100 000 in the US, representing >470 000 cases in the US. These numbers were based on patient records from 2022 for patients under 65 (derived from MarketScan), and from patient records from 2017 for patients 65 years and older (derived from Medicare). Given the current growth trajectory, we believe these numbers are likely an underestimate of the current EoE prevalence. Although disease awareness has increased over the years among medical practitioners, these dramatic increases in reports of the incidence and prevalence of EoE appear to be due, at least in part, to a natural raise in cases, as they outpace the rates of diagnostic procedures. Overall, we believe the ongoing global increase in cases and costs of EoE highlight the significant need for novel, safe, efficacious and cost-effective treatments to improve outcomes in the management of the disease.

We are currently conducting a Phase 1b/2 clinical trial with EP-104GI in Canada, the Netherlands, Australia, the UK, Switzerland and New Zealand. We also received pre-Investigational New Drug (“IND”) feedback from the FDA on December 3, 2024, to clarify IND-enabling early phase program requirements for conducting studies in the United States. We intend to continue development of EP-104GI through the ongoing clinical trials and other testing required by the FDA for submission of an NDA to potentially obtain commercial approval for marketing in the United States and around the world. We intend to evaluate the possibility of identifying a corporate partner to help with the development and/or commercialization of EP-104GI in markets outside of the United States.

Throughout 2025 and 2026, the Company announced interim data from the RESOLVE Phase 1b/2a clinical trial evaluating the safety and efficacy of EP-104GI for the treatment of EoE. The data to date from all cohorts suggest that EP-104GI continues to be released into the esophagus at a relatively constant rate from week 2 through month 12, and that EP- 104GI will likely be provided on an annual dosing interval.

On July 8, 2025, the Company announced dosing of the first patient in a Phase 2b, randomized, placebo-controlled, dose- optimization portion of the RESOLVE trial. The Phase 2b portion will enroll approximately 120adult patients with a confirmed EoE diagnosis and active EoE symptoms. In this part of the study, an initial 30 patients will be randomized 2:1 to receive EP-104GI 120mg total dose or matching vehicle control. Subsequently, 30 additional patients will be randomized 2:1 to receive 160mg or a matching vehicle control. Then an additional 60 patients will be randomized 1:1:1 to receive 120mg, 160mg or vehicle control. The first patient was dosed in the randomized dose optimization portion of the study on July 7, 2025. Outcomes for safety, pharmacokinetics and efficacy are being collected at multiple timepoints for up to 52 weeks post-dose. Interim data from the Phase 2b portion of the RESOLVE study is expected to be available in Q4 2026.

We have successfully completed a Phase 2b clinical trial with EP-104IAR in knee OA, and in January 2024, held a meeting with the FDA to determine the late-phase program requirements for an NDA submission and potential approval in the United States. We believe that the future success of the product candidate will be dependent on late phase development and commercialization expertise and will require significant resources. We are currently evaluating funding alternatives for the continued development of EP-104IAR, including potential partnership opportunities and intend to modulate investment levels pending the outcome of this evaluation. We intend to use our capital resources previously identified for EP-104IAR development to continue development of EP-104GI.

Further information regarding the business of the Company can be found in our Annual Information Form and the other documents incorporated by reference into this prospectus available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. See “Documents Incorporated by Reference”.

RISK FACTORS

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. Additional risk factors relating to a specific offering of Securities may be described in the applicable prospectus supplement. Some of the risk factors described herein, in any applicable prospectus supplement and in the documents incorporated by reference herein and therein, are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and your investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which we currently are unaware or that are unknown or that we currently deem to be immaterial could have a material adverse effect on our current and projected business, operations and our financial condition and results of operations. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part. We cannot assure you that we will successfully address any or all of these risks. For additional information in respect of the risks affecting our business, see the section “Risk Factors” of our Annual Information Form, which is incorporated herein by reference and is available under our profile on SEDAR+ at www.sedarplus.ca and as an Exhibit to our Annual Report on Form 40-F on EDGAR at www.sec.gov.

Risks Relating to New Securities

Investing in the Securities is speculative, and investors could lose their entire investment.

An investment in the Securities is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Securities.

The outstanding Series 1 Preferred Shares, and any issuance of preferred shares could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Common Shares, which could depress the price of our Common Shares.

Our board of directors (the “Board”) has the authority to issue preferred shares and to determine the preferences, limitations and relative rights of preferred shares and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. The Company currently has 8,295,638 Series 1 Preferred Shares issued and outstanding, and may issue additional preferred shares in the future. Our preferred shares may be issued with liquidation, dividend and other rights superior to the rights of our Common Shares. The potential issuance of preferred shares may delay or prevent a change in control of the Company, discourage bids for our Common Shares at a premium over the market price and adversely affect the market price and other rights of the holders of our Common Shares.

Our constating documents permit us to issue an unlimited number of Common Shares without additional shareholder approval.

Our notice of articles and articles (the “Articles”) permit us to issue an unlimited number of Common Shares. We anticipate that we will, from time to time, issue additional Common Shares in the future. Subject to the requirements of the TSX and Nasdaq, we will not be required to obtain the approval of shareholders for the issuance of additional Common Shares. Any further issuances of Common Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.

We have a history of negative operating cash flow and may continue to experience negative operating cash flow.

Since its incorporation in May 2011, the Company has generated negative operating cash flows. The Company anticipates that it will continue to have negative cash flow and it expects to continue to incur losses for the foreseeable future as the Company continues to research and develop, and seek regulatory clearances for, its current product candidates and other potential product candidates. To the extent that the Company has negative operating cash flow in future periods, it may need to allocate a portion of its cash reserves to fund such negative cash flow. The Company may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that the Company will be able to generate a positive cash flow from its operations, that additional capital or other types of financing will be available when needed or that these financings will be on terms favourable to the Company.

Raising additional capital may cause dilution to our shareholders, including purchasers, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until such time, if ever, as the Company can generate substantial product revenue, the Company expects to finance its cash needs through equity offerings, debt financings, or other capital sources, including potential collaborations, licenses and other similar arrangements. The Company does not have any committed external source of funds. To the extent that the Company raises additional capital through the sale of equity or convertible debt securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common shareholder. The Company is authorized to issue an unlimited number of Common Shares. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting the Company’s ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Such restrictions could adversely impact our ability to conduct the Company’s operations and execute its business plan.

If the Company raises additional funds through future collaborations, licenses and other similar arrangements, it may be required to relinquish valuable rights to its future revenue streams, product candidates, research programs, intellectual property or proprietary technology, or grant licenses on terms that may not be favorable to it and/or that may reduce the value of the Common Shares. If the Company is unable to raise additional funds through equity or debt financings or other arrangements when needed or on terms acceptable to it, the Company would be required to delay, limit, reduce or terminate its product development or future commercialization efforts, or grant rights to develop and market product candidates that it might otherwise prefer to develop and market ourselves, or on less favorable terms than the Company would otherwise choose.

The exercise of stock options could cause dilution.

The Company has outstanding stock options representing a right to receive Common Shares upon vesting and the exercise of the stock options. The exercise of stock options, and the subsequent resale of such Common Shares in the public market, could adversely affect the prevailing market price of the Common Shares and the Company’s ability to raise equity capital in the future at a time and price which it deems appropriate. The Company may also enter into commitments in the future which would require the issuance of additional Common Shares and the Company is expected to grant additional stock options. Any Common Shares issuances from the Company’s treasury will result in immediate dilution to existing shareholders’ percentage interest in the Company.

We have warrants, Series 1 Preferred Shares convertible into Common Shares, and shares of a subsidiary exchangeable for Common Shares outstanding, which in each case, if exercised, converted or exchanged, respectively, could cause dilution to existing shareholders.

In addition, we have outstanding stock options representing a right to receive common shares upon vesting and the exercise of the stock options, outstanding warrants that are exercisable for common shares, and Series 1 Preferred Shares that are convertible into common shares. Pursuant to the terms of our amended and restated stock option plan, the number of common shares we may grant under such plan will automatically increase upon the closing of this offering such that the aggregate number of common shares that may be reserved for issuance under the stock option plan equals 18.5% of our outstanding common shares. Furthermore, Eupraxia Pharma Inc., our subsidiary, has non-voting Class B shares outstanding that are exchangeable into common shares at any time at the election of the holder. The exercise of stock options and warrants, the conversion of Series 1 Preferred

Shares into common shares, and the exchange of such Class B shares and the subsequent resale of such common shares in the public market, could adversely affect the prevailing market price of the common shares and our ability to raise equity capital in the future at a time and price which we deem appropriate. We may also enter into commitments in the future which would require the issuance of additional common shares and we are expected to grant additional stock options. Any common shares issuances from our treasury will result in immediate dilution to existing shareholders’ percentage interest in us.

Our Common Shares may have limited liquidity.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX, maintain a listing on Nasdaq, or achieve or maintain a listing on any other securities exchange.

There is no established market for certain securities, and the Company cannot assure you that an active market will develop for Common Shares on Nasdaq.

There is no public market for the preferred shares, debt securities, warrants, subscription receipts or units contemplated by this prospectus and, unless otherwise specified in the applicable prospectus supplement, the Company does not intend to apply for listing of the preferred shares, debt securities, warrants, subscription receipts or units on any securities exchanges. If the preferred shares, debt securities, warrants, subscription receipts or units are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the preferred shares, debt securities, warrants, subscription receipts or units, or that a trading market for these securities will develop at all.

Further, the Common Shares are listed on the TSX and on Nasdaq under the symbol “EPRX”. The Company cannot assure you that its listing of the Common Shares on the TSX and Nasdaq will be maintained, or that an active trading market for the Common Shares will be sustained. Accordingly, the Company cannot assure you of the liquidity of any trading market, your ability to sell the Common Shares when desired or the prices that you may obtain for your shares.

Our debt securities may be unsecured.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities may be unsecured and will rank equally in right of payment with all our other existing and future unsecured debt. Any unsecured debt securities will be effectively subordinated to all our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities. See “Description of Debt Securities”.

Prevailing interest rates may affect the market price or value of any debt securities of the Company.

Prevailing interest rates may affect the market price or value of any debt securities. The market price or value of any debt securities may decline as prevailing interest rates for comparable debt instruments rise and increase as prevailing interest rates for comparable debt instruments decline.

Fluctuations in foreign currency markets may affect the market price or value of any of debt securities of the Company.

Debt securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity restrictions in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

U.S. investors may not be able to obtain enforcement of civil liabilities against us.

The enforcement by investors of civil liabilities under the U.S. federal or state securities laws may be affected adversely by the fact that we are governed by the Business Corporations Act (British Columbia), that the majority of our officers and directors are residents of Canada or otherwise reside outside the United States, and that all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of our directors and officers or enforce judgments obtained in the United States courts against us or certain of our directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

There is some doubt as to whether a judgment of a U.S. court based solely upon the civil liability provisions of U.S. federal or state securities laws would be enforceable in Canada against us or our directors and officers. There is also doubt as to whether an original action could be brought in Canada against us or our directors and officers to enforce liabilities based solely upon U.S. federal or state securities laws.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our U.S. holders.

We are a foreign private issuer under applicable U.S. federal securities laws and, therefore, we are not required to comply with all the periodic disclosure and current reporting requirements of the U.S. Exchange Act. and related rules and regulations, applicable to U.S. domestic issuers. We do not file all of the same reports that a U.S. domestic issuer would file with the SEC, although we are required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell Common Shares as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the U.S. Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

In order to maintain our current status as a foreign private issuer, a majority of our Common Shares must be either directly or indirectly owned by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of the Common Shares are held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer eligible to use the MJDS. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. We may lose the ability to rely upon exemptions from Nasdaq corporate governance requirements that are available to foreign private issuers.

U.S. holders of our shares may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

We may be treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, in which case U.S. holders would be subject to a special, generally adverse tax regime. Generally, for any taxable year in which 75% or more of our gross income is passive income, or at least 50% of the value of our assets (as determined under applicable U.S. Treasury Regulations, which may be determined in part by the market value of our shares, which is subject to change) are held for the production of, or produce, passive income, we would be characterized as a PFIC for U.S. federal income tax purposes. We will be treated as owning the proportionate share of the assets and earning the proportionate share of the income of any other corporation, the equity of which we own, directly or indirectly, 25% or more (by value). We have not completed a formal assessment of our status as a PFIC for 2025 or for the current taxable year; however, based on our gross income and gross assets, we believe that we were a PFIC for the taxable year ending December 31, 2025, and may be a PFIC for subsequent taxable years. Our status as a PFIC is a fact-intensive determination, and we cannot provide any assurance regarding our PFIC status for the current taxable year or future taxable years.

If we are a PFIC for any year, U.S. holders of our shares may suffer adverse tax consequences. If we are a PFIC in any year with respect to which a U.S. holder owns our shares, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns our shares, whether or not we remain a PFIC unless such U.S. holder makes a qualified electing fund or mark-to-market election. Gains realized by non-corporate U.S. holders on the sale of our shares would be taxed as ordinary income, rather than as capital gain, and the preferential tax rate applicable to dividends received on our Common Shares would be lost. Interest charges would also be added to taxes on gains on disposition of our shares and dividends realized by all U.S. holders. U.S. holders should consult their own tax advisors with respect to their particular circumstances. In order to make either a qualified electing fund or mark-to-market election certain requirements must be met. We cannot provide any assurances that these requirements will be met in order for U.S. holders to be able to make a qualified electing fund or mark-to-market election. U.S. holders should consult their tax advisors regarding the potential application of these rules to their investment in our Common Shares.

The PFIC rules, including the rules governing any elections that may potentially be made by a U.S. Holder, are extremely complex. Each U.S. holder should consult its own tax advisor regarding our potential PFIC status and how the PFIC rules (including elections that may be available thereunder) would affect the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares.

Our management will have broad discretion over the use of proceeds from sales of the Securities, and we may not use the proceeds in the desired manner.

Our management will have discretion concerning the use of the proceeds from sales of the Securities as well as the timing of their expenditure. As a result, an investor will be relying on the judgment of management for the application of the proceeds from sales of the Securities. Our management may use the net proceeds from sales of the Securities other than as described under the heading “Use of Proceeds” if they believe it would be in our best interest to do so and in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, our results of operations may suffer.

Risks Relating to the Company’s Business

We have a limited operating history and have no products approved for commercial sale, which may make it difficult for you to evaluate our current business and predict our future success and viability.

We are a clinical stage biotechnology company with limited operating history and in particular, no history of earnings; we have not paid any dividends and we are unlikely to pay any dividends in the immediate or foreseeable future. Our success will depend to a large extent on the expertise, ability, judgement, discretion, integrity and good faith of our management.

We have no products approved for commercial sale in any jurisdiction and have not generated any revenue from product sales. To date, we have devoted substantially all of our resources and efforts to organizing and staffing our company, business planning, discovering, identifying and developing potential product candidates, securing related intellectual property rights and conducting preclinical studies and clinical trials of our product candidates. We have not yet demonstrated our ability to obtain marketing approvals, manufacture a commercial-scale product or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization. As a result, it may be more difficult for you to accurately predict our future success or viability.

In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors and risks frequently experienced by clinical stage pharmaceutical companies in rapidly evolving fields. We also may need to transition from a company with a research focus to a company capable of supporting commercial activities, or enter into strategic partnerships with one or more companies with such capability. If we do not adequately address these risks and difficulties or successfully make such a transition, our business will suffer.

We expect to spend a significant amount of capital to fund research and development. As a result, we expect that our operating expenses will increase significantly and, consequently, we will need to generate significant revenues to become profitable. Even if we do become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis. We cannot predict when, if ever, we will be profitable. There can be no assurances that we will be capable of producing products, if marketing authorization is received, in commercial quantities at reasonable costs or that we will successfully market them.

We will require substantial additional financing to achieve our goals and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts.

As of March 31, 2026, we had $58.5 million of cash and cash equivalents. We anticipate our cash resources will be sufficient to fund the Company into the second half of 2028. We believe that we will continue to expend substantial resources for the foreseeable future as we continue the development of EP-104. Additionally, we expect to expend resources as we develop additional product candidates, if any, launch clinical trials and pursue commercialization of such product candidates, if approved. In addition, other unanticipated costs may arise. Because the outcome of our planned and anticipated clinical trials are highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of product candidates, if approved. Our costs will increase if we suffer any delays in our planned clinical trials for our current product candidates. Our forecast of the period of time through which our financial reserves will adequately support our operations is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect.

Our future capital requirements will depend on many factors, including:

•	the timing of, and the costs involved in, obtaining regulatory approvals for product candidates if clinical trials are successful;

•	the scope, progress, results and costs of developing and advancing product candidates through clinical trials and researching and discovering new product candidates;

•	our ability to establish and maintain strategic partnerships, licensing or other arrangements and the financial terms of such agreements;

•	the cost of manufacturing product candidates for clinical trials in preparation for regulatory approval and in preparation for commercialization, if approved;

•	the amount of revenue from an approved product candidate, if any; and

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation.

The ongoing economic slowdown and downturn of global capital markets has generally made the raising of capital by equity or debt financing more difficult. Access to financing has been negatively impacted by ongoing global economic risks. We will require substantial additional funds for further research and development, and the marketing and sale of our technology. We may attempt to raise additional funds for these purposes through public or private equity or debt financing, collaborations with other therapeutic companies, government grants or other sources. There can be no assurance that additional funding or partnerships will be available on terms acceptable to us, and which would foster the successful commercialization of our technologies. If additional funds are raised through further issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of the Common Shares. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to pursue business opportunities, including potential acquisitions. If adequate funds are not obtained, we may be required to reduce, curtail or discontinue operations.

We are substantially dependent on the success of our lead product candidates EP-104GI, which is currently being studied in an open label Phase 1b/2a clinical study and a randomized, controlled Phase 2b clinical study, and EP-104IAR, for which we are evaluating funding alternatives for the continued development, including potential partnership opportunities. If we are unable to complete development of, obtain approval for and commercialize EP-104GI or EP-104IAR, alone or through a potential partnership, in a timely manner, our business will be harmed.

Our future success is dependent on our ability to timely complete clinical trials, obtain marketing approval for and successfully commercialize our lead product candidates, EP-104GI, and EP-104IAR. We have invested significant efforts and financial resources in the research and development of EP-104GI and EP-104IAR. We are conducting a Phase 1b/2a open label clinical trial and a Phase 2b randomized, controlled clinical trial for the proposed indication of EoE and have conducted a Phase 2 clinical trial for the proposed indication of OA. Both indications will require additional clinical development, evaluation of clinical, preclinical and manufacturing activities, marketing approval from government regulators, substantial investment and significant marketing efforts before we can generate any revenues from sales of any approved products. In addition, we are evaluating funding alternatives for the continued development of EP-104IAR, including potential partnership opportunities. If we are unable to secure such funding, we may ultimately discontinue our efforts with respect to this candidate. We are not permitted to market or promote EP-104GI, EP-104IAR or any other product candidate before we receive marketing approval from the FDA and/or comparable foreign regulatory authorities, and we may never receive such marketing approval.

Our ability to generate revenue and achieve profitability depends significantly on several factors, including but not limited to the following:

•

successful and timely completion of non-clinical and clinical development of our product candidates and any future product candidates, as well as the associated costs, including any unforeseen costs we may incur as a result of non-clinical study or clinical trial delays due to public health crises or other causes;

•	the initiation and successful patient enrollment and completion of additional clinical trials on a timely basis;

•

establishing and maintaining relationships with CROs and clinical sites for the clinical development, both in the United States and internationally, of our product candidates and any future product candidates;

•	entering into strategic partnerships for the development and commercialization of our product candidates;

•	the frequency and severity of adverse events in the clinical trials;

•	the efficacy, safety and tolerability profiles that are satisfactory to the FDA, EMA, Health Canada or any comparable foreign regulatory authority for obtaining marketing approval;

•	timely receipt of marketing approvals from applicable regulatory authorities for any product candidates for which we successfully complete clinical development;

•	making and complying with any required post-marketing approval commitments to applicable regulatory authorities;

•	developing an efficient and scalable manufacturing process for our product candidates, including obtaining finished products that are appropriately packaged for sale;

•

establishing and maintaining commercially viable supply and manufacturing relationships with third parties that can provide adequate, in both amount and quality, products and services to support clinical development and meet the market demand for product candidates that we develop, if approved;

•	successful commercial launch following any marketing approval, including the development of a commercial infrastructure, whether in-house or with one or more collaborators;

•	a continued acceptable safety profile following any marketing approval of our product candidates;

•	commercial acceptance of our product candidates by patients, the medical community and third-party payors;

•	identifying, assessing and developing new product candidates;

•	obtaining, maintaining and expanding patent protection, trade secret protection and/or regulatory exclusivity;

•	protecting our rights in our intellectual property portfolio;

•	defending against third-party interference or infringement claims, if any;

•	negotiating favorable terms in any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates, if approved;

•

obtaining approval for pricing where required and obtaining coverage and adequate reimbursement by hospitals, government and third-party payors for product candidates that we develop and receive regulatory approval;

•	addressing any competing therapies and technological and market developments; and

•	attracting, hiring and retaining qualified personnel.

We do not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, potential threats to our intellectual property rights and the manufacturing, marketing, distribution and sales efforts of any future collaborator. To the extent we enter into strategic partnerships, we will be subject to the risks described under “Collaboration arrangements we may enter into in the future may not be successful.” We may never be successful in achieving our objectives and, even if we do, may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable may decrease the value of our company and could impair our ability to maintain or further our research and development efforts, raise additional necessary capital, grow our business and continue our operations.

We may also experience delays in developing a sustainable, reproducible and scalable manufacturing process or transferring that process to commercial partners, which may prevent us from completing our clinical trials or commercializing our product candidates, if approved, on a timely or profitable basis, if at all. Changes in the manufacturing process or facilities will require further comparability analysis and approval by the FDA or any comparable foreign regulatory authority before implementation, which could delay our clinical trials and product candidate development, and could require additional clinical trials, including bridging studies, to demonstrate consistent and continued safety and potency.

We have not previously submitted an NDA to the FDA or similar approval filings to a comparable foreign regulatory authority, for any product candidate. An NDA or other relevant regulatory filing must include extensive nonclinical and clinical data and supporting information to establish that the product candidate is safe and effective for each desired indication. The NDA or other relevant regulatory filing must also include significant information regarding the chemistry, manufacturing and controls for the product candidate. We cannot be certain that our current or future product candidates will be successful in clinical trials or receive regulatory approval. Further, even if such product candidates are successful in clinical trials, our product candidates or any future product candidates may not receive regulatory approval. If we do not receive regulatory approvals for current or future product candidates, we may not be able to continue our operations. Even if we successfully obtain regulatory approval to market a product candidate, our revenue will depend, in part, upon the size of the markets in the territories for which we gain regulatory approval and have commercial rights, as well as the availability of competitive products, whether there is sufficient third-party reimbursement and adoption by physicians.

If we breach any of the agreements under which we license rights to our product candidates or technology from third parties, we could lose license rights that are important to our business. Our current license agreement may not provide an adequate remedy for its breach by the licensor.

The Company is developing its Licensed Products (as defined in the Annual Information Form) pursuant to the amended and restated license agreement dated effective October 9, 2018 (the “Amended and Restated License Agreement”) with Auritec Pharmaceuticals Inc. (“Auritec”). The Company is subject to a number of risks associated with its collaboration with Auritec, including the risk that Auritec may terminate the Amended and Restated License Agreement upon the occurrence of certain specified events. The Amended and Restated License Agreement requires, among other things, that the Company make certain payments and use reasonable commercial efforts to meet certain clinical and regulatory milestones. If it fails to comply with any of these obligations or otherwise breaches this or similar agreements, Auritec or any future licensors may have the right to terminate the license in whole.

The Company could also suffer the consequences of non-compliance or breaches by licensors in connection with its license agreements. Such non-compliance or breaches by such third parties could in turn result in the Company’s breaches or defaults under its agreements with its other collaboration partners, and it could be found liable for damages or lose certain rights, including rights to develop and/or commercialize a product or product candidate. Loss of its rights to the Amended and Restated License Agreement or any similar license granted to the Company in the future, or the exclusivity rights provided therein, could harm the Company’s financial condition and operating results.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, in March 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. Also in March 2023,

Signature Bank and Silvergate Capital Corp. were each swept into receivership. Although a statement by the U.S. Department of the Treasury, the Federal Reserve and the FDIC indicated that all depositors of SVB would have access to all of their money after only one business day of closure, including funds held in uninsured deposit accounts, borrowers under credit agreements, letters of credit and certain other financial instruments with SVB, Signature Bank or any other financial institution that is placed into receivership by the FDIC were hampered in accessing undrawn amounts thereunder. If any of the Company’s suppliers or other parties with whom the Company conducts business are unable to access funds pursuant to such instruments or lending arrangements with such a financial institution or other distressed financial institutions, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected. The Company, and any suppliers or other parties that are counterparties to SVB credit agreements and arrangements, and third parties such as beneficiaries of letters of credit (among others), may experience direct impacts from the closure of SVB and uncertainty remains over liquidity concerns in the broader financial services industry. Similar impacts have occurred in the past, such as during the 2008-2010 financial crisis.

Inflation and rapid increases in interest rates have led to a decline in the trading value of previously issued government securities with interest rates below current market interest rates. Although the U.S. Department of Treasury, FDIC and Federal Reserve Board previously announced a program to provide loans to financial institutions secured by certain of such government securities held by financial institutions to mitigate the risk of potential losses on the sale of such instruments, widespread demands for customer withdrawals or other liquidity needs of financial institutions for immediately liquidity may exceed the capacity of such program. Additionally, there is no guarantee that the U.S. Department of Treasury, FDIC and Federal Reserve Board will provide access to uninsured funds in the future in the event of the closure of other banks or financial institutions, or that they would do so in a timely fashion.

Although the Company assesses its banking and customer relationships as it believes necessary or appropriate, the Company’s access to funding sources and other credit arrangements in amounts adequate to finance or capitalize the Company’s current and projected future business operations could be significantly impaired by factors that affect the Company, the financial institutions with which the Company has credit agreements or arrangements directly, or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which the Company has financial or business relationships, but could also include factors involving financial markets or the financial services industry generally.

The results of events or concerns that involve one or more of these factors could include a variety of material and adverse impacts on the Company’s current and projected business operations and the Company’s financial condition and results of operations. These could include, but may not be limited to, the following:

•	Delayed access to deposits or other financial assets or the uninsured loss of deposits or other financial assets;

•

Delayed or lost access to, or reductions in borrowings available under credit facilities or other working capital sources and/or delays, inability or reductions in the Company’s ability to refund, roll over or extend the maturity of, or enter into new credit facilities or other working capital resources;

•	Potential or actual breach of contractual obligations that require the Company to maintain letters of credit or other credit support arrangements;

•	Potential or actual breach of financial covenants in the Company’s credit agreements or credit arrangements;

•	Potential or actual cross-defaults in other credit agreements, credit arrangements or operating or financing agreements; or

•	Termination of cash management arrangements and/or delays in accessing or actual loss of funds subject to cash management arrangements.

In addition, investor concerns regarding the U.S., Canadian, or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for the Company to acquire financing on acceptable terms or at all. Any decline in available funding or access to the Company’s cash and liquidity resources could, among other risks, adversely impact the Company’s ability to meet its operating expenses, financial obligations or fulfill its other obligations, result in breaches of the Company’s financial and/or contractual obligations or result in violations of federal or state wage and hour laws. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors not described above, could have a material adverse effect on the Company’s liquidity and its current and/or projected business operations and financial condition and results of operations.

In addition, any further deterioration in the macroeconomic economy or financial services industry could lead to losses or defaults by the Company’s counterparties, which in turn, could have a material adverse effect on the Company’s current and/or projected business operations and results of operations and financial condition. For example, counterparties may fail to make payments when due, default under their agreements with us, become insolvent or declare bankruptcy, or a supplier may determine that it will no longer deal with us as a customer. In addition, a counterparty could be adversely affected by any of the liquidity or other risks that are described above as factors that could result in a material adverse effect on the Company, including but not limited to delayed access or loss of access to uninsured deposits or loss of the ability to draw on existing credit facilities involving a troubled or failed financial institution. Any counterparty bankruptcy or insolvency, or the failure of any counterparty to make payments when due, or any breach or default by a counterparty, or the loss of any significant supplier relationships, could result in material losses to the Company and may have a material adverse effect on the Company’s business.

Clinical trials are expensive, time consuming and difficult to design and implement and may fail to demonstrate adequate safety and efficacy of our product candidates. Furthermore, the results of previous preclinical studies and clinical trials may not be predictive of future results, and the results of our current and planned clinical trials may not satisfy the requirements of the FDA or comparable foreign regulatory authorities or provide the basis for regulatory approval.

Before obtaining marketing approval from regulatory authorities for the sale of our product candidates, we must conduct preclinical development and then extensive clinical trials to demonstrate their safety and efficacy. Preclinical and clinical testing is expensive and difficult to design and implement. Preclinical and clinical testing can take many years to complete, and its ultimate outcome is uncertain.

A failure of one or more preclinical or clinical trials can occur at any stage of the process. We will be required to demonstrate with substantial evidence through well-controlled clinical trials that our product candidates are safe and effective for use in a diverse patient population before we can seek regulatory approvals for their commercial sale. Our preclinical or clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional and expansive preclinical or clinical testing.

Because these lead product candidates utilize the same proprietary Diffusphere™ delivery technology, a failure of one of our clinical trials may also increase the actual or perceived likelihood that our other product candidates will experience similar failures. If our ongoing or future clinical trials are inconclusive with respect to the safety and efficacy of our product candidates, or if we encounter safety concerns associated with our product candidates, we may incur unplanned costs and be delayed in or prevented from obtaining marketing approval for our product candidates.

Positive or timely results from preclinical or early-stage trials do not ensure positive or timely results in future clinical trials or registrational clinical trials because product candidates in later-stage clinical trials may fail to demonstrate sufficient safety and efficacy to the satisfaction of the FDA and comparable foreign regulatory authorities, despite having progressed through preclinical studies or initial clinical trials. Product candidates that have shown promising results in early clinical trials may still suffer significant setbacks in subsequent clinical trials or registration clinical trials. For example, a number of companies in the pharmaceutical industry, including those with greater resources and experience than us, have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier clinical trials.

Our lead product candidates may not be successful for their intended use.

EP-104GI is intended for the treatment of pain and inflammation in adult patients diagnosed with EoE, a chronic and incurable disease that leads to progressive fibrosis of the esophagus. EoE is characterized by inflammation and the accumulation of large numbers of eosinophils (a type of white blood cells) within the epithelial lining of the esophagus. The active pharmaceutical ingredient is an anti-inflammatory corticosteroid fluticasone propionate (“FP”) that reduces the pain associated with inflammation.

EP-104IAR is intended as a long-acting pain relief for OA knee pain. EP-104IAR has the same active pharmaceutical ingredient as EP-104GI.

Inflammation is not the only contributor to pain in EoE and knee pain, and EP-104GI and EP-104IAR may not provide sufficient pain relief for other sources of pain in EoE, such as damage of the esophagus, esophageal strictures and proliferation of fibrotic tissue, or for other sources of knee pain, such as bone-on-bone interactions. EP-104GI and EP-104IAR are the first FP-based product candidates intended to have an extended release profile to be tested in the esophagus and knee, respectively, and the effective doses have not been determined. To achieve regulatory approval in North America, EP-104GI and EP-104IAR must each show significant benefit over placebo. This is complicated by the “placebo effect” in pain-related trials, whereby patients perceive pain relief despite having received no active pharmaceutical. We have not received FDA approval for either lead product candidate and cannot be certain that our approach will lead to the development of an approvable or marketable product. We may not succeed in demonstrating safety and efficacy of EP-104GI or EP-104IAR in our ongoing clinical trials or in larger-scale clinical trials.

Advancing EP-104 creates significant challenges for us, including:

•

demonstrating adequate safety and efficacy to support NDA approval and a sustained safety profile following any marketing approval of our product candidates, including providing sufficient non-clinical and clinical data to support an extended-release claim in our proposed labeling and sufficient data on systemic exposure and local toxicity to support repeat dosing in humans;

•	obtaining marketing approval, as the FDA, EMA, Health Canada or other regulatory authorities have never approved an FP-based product for EoE or OA knee pain;

•	if EP-104 is approved in any indication, educating medical personnel regarding the potential benefits, as well as the challenges, of incorporating EP-104 into existing treatment regimens; and

•	establishing the sales and marketing capabilities upon obtaining any marketing approvals to gain market acceptance.

Our current and future product candidates will require regulatory approval, which is costly, and we may not be able to obtain it and we may fail to obtain regulatory approvals or only obtain approvals for limited uses or indications.

Marketing authorization of EP-104 for any indication and other product candidates will fall under the regulatory purview of the FDA and other equivalent regulatory bodies worldwide. We are not permitted to commercialize, market, promote or sell any product candidate in the United States without obtaining marketing approval from the FDA. Foreign regulatory authorities impose similar requirements. The time required to obtain approval by the FDA, EMA, Health Canada and other comparable foreign regulatory authorities is unpredictable, typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the type, complexity and novelty of the product candidates involved. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions or change over time, which may cause delays in the approval or the decision not to approve an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other data. Even if we eventually complete clinical testing and receive approval of any regulatory filing for our product candidates, the FDA, EMA, Health Canada and other comparable foreign regulatory authorities may approve our product candidates for a more limited indication, a narrower patient population than we originally requested or with a Risk Evaluation and Mitigation Strategy (“REMS”). Further, regulatory authorities may not approve the price we intend to charge for products we may develop, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. We have not submitted for, or obtained, regulatory approval for any product candidate, and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval.

Further, development of our product candidates and/or regulatory approval may be delayed for reasons beyond our control. For example, a U.S. federal government shutdown or budget sequestration, may result in significant reductions to the FDA’s budget, employees and operations, which may lead to slower response times and longer review periods, potentially affecting our ability to progress development of our product candidates or obtain regulatory approval for our product candidates. Applications for our product candidates could fail to receive regulatory approval for many reasons, including the following:

•	the FDA, EMA, Health Canada or other comparable foreign regulatory authorities may disagree with the design, implementation or results of our clinical trials;

•

the FDA, EMA, Health Canada or other comparable foreign regulatory authorities may determine that our product candidates are not safe and effective, only moderately effective or have undesirable or unintended adverse events, toxicities or other characteristics that preclude our obtaining marketing approval or prevent or limit commercial use;

•	the population studied in the clinical trial may not be sufficiently broad or representative to assure efficacy and safety in the full population for which we seek approval;

•	the FDA, EMA, Health Canada or other comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

•

the data collected from clinical trials of our product candidates may not be sufficient to support the submission of an NDA or other submission or to obtain regulatory approval in the United States or elsewhere;

•

we may be unable to demonstrate to the FDA, EMA, Health Canada or other comparable foreign regulatory authorities that a product candidate’s risk-benefit ratio for its proposed indication is acceptable;

•

the FDA, EMA, Health Canada or other comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

•

the approval policies or regulations of the FDA, EMA, Health Canada or other comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

The clinical trials of our product candidates may not demonstrate safety and efficacy to the satisfaction of the FDA, EMA, Health Canada or other comparable foreign regulatory authorities or otherwise produce positive results.

Before obtaining marketing approval from the FDA, EMA, Health Canada or other comparable foreign regulatory authorities for the sale of our product candidates, we must complete preclinical development and extensive clinical trials to demonstrate the safety and efficacy of our product candidates. Clinical testing is expensive, difficult to design and implement, can take many years to complete and its ultimate outcome is uncertain. A failure of one or more clinical trials can occur at any stage of the process. The outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later clinical trials. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their drugs. The outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later clinical trials. For example, we completed an end of Phase 2 meeting with the FDA in January 2024 regarding EP- 104IAR. Based on our interactions with the FDA at that meeting, we believe that we have an understanding of the remaining non-clinical and clinical studies that would be needed to support a 505(b)(2) application for EP-104IAR, including the need to conduct additional animal studies to evaluate the potential for dose dumping and immediate release of fluticasone propionate, sufficient safety and efficacy data to support repeat dosing, and adequate data to bridge the systemic safety of Flovent HFA to EP-104IAR, among other recommendations and comments received from the FDA. However, we cannot be certain that we and any potential partner will be successful in completing these anticipated studies, or if the FDA or any other regulatory authority will determine the data we and any potential partner obtain from such studies and any data obtained from any previously conducted clinical or non-clinical studies are sufficient to support an approval or that such regulatory authorities will not require additional trials. We can provide no assurance that FDA will approve the indication we and any potential partner seek in the NDA, if at all. If FDA grants approval, depending on FDA’s interpretation of the data, FDA may impose labeling restrictions, reject the “extended release” claim in the labeling, restrict repeat dosing, or require additional safety monitoring or warnings. Ultimately, the FDA will need to conduct a full review of all studies submitted in support of approval and such studies may be unsatisfactory to the FDA. In addition, even if any of our product candidates receives FDA approval, any labeling restrictions that may be imposed by the FDA may materially and adversely impact our or any potential partner’s ability to successfully commercialize our product candidates.

In addition, we may rely in part on preclinical, clinical and quality data generated by CROs and other third parties for regulatory submissions for our product candidates. While we have or will have agreements governing these third parties’ services, we have limited influence over their actual performance. If these third parties do not make data available to us, or, if applicable, make regulatory submissions in a timely manner, in each case pursuant to our agreements with them, our development programs may be significantly delayed, and we may need to conduct additional studies or collect additional data independently. In either case, our development costs would increase.

We do not know whether our future clinical trials will begin on time or enroll patients on time, or whether our ongoing and/or future clinical trials will be completed on schedule or at all. Clinical trials can be delayed for a variety of reasons, including delays related to:

•	the FDA or comparable foreign regulatory authorities disagreeing as to the design or implementation of our clinical studies;

•	obtaining regulatory authorizations to commence a trial or reaching a consensus with regulatory authorities on trial design;

•

any failure or delay in reaching an agreement with CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	obtaining approval from one or more institutional review boards or research ethics board (“IRBs”);

•	IRBs refusing to approve, suspending or terminating the trial at an investigational site, precluding enrollment of additional subjects, or withdrawing their approval of the trial;

•	changes to clinical trial protocol;

•	clinical sites deviating from trial protocol or dropping out of a trial;

•	manufacturing sufficient quantities of product candidate or obtaining sufficient quantities of combination therapies for use in clinical trials;

•	subjects failing to enroll or remain in our trial at the rate we expect, or failing to return for post- treatment follow-up;

•	subjects choosing an alternative treatment for the indication for which we are developing our product candidates, or participating in competing clinical trials;

•	lack of adequate funding to continue the clinical trial;

•	subjects experiencing severe or unexpected drug-related adverse events;

•	occurrence of serious adverse events in trials of the same class of agents conducted by other companies;

•	selection of clinical end points that require prolonged periods of clinical observation or analysis of the resulting data;

•

a facility manufacturing our product candidates or any of their components being ordered by the FDA or comparable foreign regulatory authorities to temporarily or permanently shut down due to violations of current good manufacturing practice (“cGMP”), regulations or other applicable requirements, or infections or cross-contaminations of product candidates in the manufacturing process;

•	any changes to our manufacturing process that may be necessary or desired;

•

third-party clinical investigators losing the licenses or permits necessary to perform our clinical trials, not performing our clinical trials on our anticipated schedule or consistent with the clinical trial protocol, good clinical practices (“GCPs”) or other regulatory requirements;

•	third-party contractors not performing data collection or analysis in a timely or accurate manner; or

•

third-party contractors becoming debarred or suspended or otherwise penalized by the FDA or other government or regulatory authorities for violations of regulatory requirements, in which case we may need to find a substitute contractor, and we may not be able to use some or all of the data produced by such contractors in support of our marketing applications.

We could also encounter delays if a clinical trial is suspended or terminated by us, by the IRBs of the institutions in which such trials are being conducted, by a Data Safety Monitoring Board for such trial or by the FDA or comparable foreign regulatory authorities. Such authorities may impose such a suspension or termination due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or comparable foreign regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse events, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. In addition, changes in regulatory requirements and policies may occur, and we may need to amend clinical trial protocols to comply with these changes. Amendments may require us to resubmit our clinical trial protocols to IRBs for re-examination, which may impact the costs, timing or successful completion of a clinical trial.

Further, conducting clinical trials in foreign countries, as we may do for our product candidates, presents additional risks that may delay completion of our clinical trials. These risks include the failure of enrolled patients in foreign countries to adhere to clinical protocol as a result of differences in healthcare services or cultural customs, managing additional administrative burdens associated with foreign regulatory schemes, as well as political and economic risks relevant to such foreign countries.

Moreover, principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive compensation in connection with such services. Under certain circumstances, we may be required to report some of these relationships to the FDA or comparable foreign regulatory authorities. The FDA or comparable foreign regulatory authority may conclude that a financial relationship between us and a principal investigator has created a conflict of interest or otherwise affected interpretation of the study. The FDA or comparable foreign regulatory authority may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of our marketing applications by the FDA or comparable foreign regulatory authority, as the case may be, and may ultimately lead to the denial of marketing approval of one or more of our product candidates.

If we experience delays in the completion of, or termination of, any clinical trial of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to generate product revenues from any of these product candidates will be delayed. Moreover, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenues.

In addition, many of the factors that cause, or lead to, termination or suspension of, or a delay in the commencement or completion of, clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate. Any delays to our clinical trials that occur as a result could shorten any period during which we may have the exclusive right to commercialize our product candidates, if approved, and our competitors may be able to bring products to market before we do, and the commercial viability of our product candidates could be significantly reduced. Any of these occurrences may harm our business, financial condition and prospects significantly.

We completely rely on third parties to provide supplies and inputs required for our product candidates and, if these third parties fail to fulfill their contractual obligations, we may be unable to pursue further development of our product candidates and our business could be substantially harmed.

We currently outsource all product manufacturing. The field of manufacturers capable of manufacturing the EP-104 API powder is narrow and not easily replaced. Although we depend heavily on these parties, we do not control them and, therefore, cannot be assured that these third parties will adequately perform all of their contractual obligations to us. If our third-party service providers cannot adequately fulfill their obligations to us in a timely and satisfactory basis, development plans may be delayed or terminated.

We expect to continue to rely on third-party manufacturers for the commercial supply of any of our product candidates for which we obtain marketing approval. We may be unable to maintain or establish required agreements with third-party manufacturers or to do so on acceptable terms. Even if we are able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

•

the failure of the third party to manufacture our product candidates according to our schedule, or at all, including if our third-party contractors give greater priority to the supply of other products over our product candidates or otherwise do not satisfactorily perform according to the terms of the agreements between us and them;

•	the reduction or termination of production or deliveries by suppliers, or the raising of prices or renegotiation of terms;

•

the termination or nonrenewal of arrangements or agreements by our third-party contractors at a time that is costly or inconvenient for us due to any number of reasons including staffing issues, change in strategy, or concerns around manufacture of our drug substance due to perceived or actual safety concerns;

•	the breach by the third-party contractors of our agreements with them;

•	the failure of third-party contractors to comply with applicable regulatory requirements;

•	the failure of the third party to manufacture our product candidates according to our specifications;

•	the mislabeling of clinical supplies, potentially resulting in the wrong dose amounts being supplied or active drug or placebo not being properly identified;

•

clinical supplies not being delivered to clinical sites on time, leading to clinical trial interruptions, or of drug supplies not being distributed to commercial vendors in a timely manner, resulting in lost sales; and

•	the misappropriation of our proprietary information, including our trade secrets and know-how.

We do not have complete control over all aspects of the manufacturing process of, and are dependent on, our contract manufacturing partners for compliance with cGMP regulations for manufacturing both active drug substances and finished drug products. Third-party manufacturers may not be able to comply with cGMP regulations or similar regulatory requirements internationally. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA, EMA, Health Canada or others, they will not be able to secure and/or maintain marketing approval for their manufacturing facilities. In addition, we do not have control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA, EMA, Health Canada or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our product candidates or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain marketing approval for or market our product candidates, if approved. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or drugs, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our product candidates or drugs and harm our business and results of operations. Our current and anticipated future dependence upon others for the manufacture of our product candidates or products for which we receive approval may adversely affect our future profit margins and our ability to commercialize any product candidates that receive marketing approval on a timely and competitive basis.

We rely on CROs to provide clinical and non-clinical research services; if such CROs do not successfully carry out their contractual duties including to comply with applicable laws and regulations or meet expected deadlines, our business could be substantially harmed.

The Company engages with contractors, including CROs, for various aspects of the Company’s non-clinical studies and clinical trials, including trial conduct, data management, study management and managing, statistical analysis and electronic compilation of the Company’s regulatory submissions. The Company may enter into agreements with CROs to obtain resources and expertise in an attempt to accelerate the Company’s progress on new or ongoing clinical and non-clinical programs. Typically entering into relationships with CROs involves substantial cost and requires extensive management time and focus. In addition, typically there is a transition period between engagement of a CRO and the time the CRO commences work. As a result, delays may occur, which may materially impact the Company’s ability to meet desired non-clinical and clinical development timelines and ultimately have a material adverse effect on the Company’s operating results, financial condition or future prospects.

As CROs are not the Company’s employees, the Company cannot control whether or not they devote sufficient time and resources to the Company’s clinical trials for which they are engaged to perform, and whether they comply with the applicable GCPs and Good Laboratory Practices (“GLPs”) for the Company’s product candidates, which include requirements related to the conduct of the study, subject informed consent, and research ethics board’s approval among others. Regulatory authorities, including the FDA, monitor compliance with Good Manufacturing Practices, GLPs, and GCPs (collectively, “GxPs”) through periodic inspections of trial sponsors, principal investigators and trial sites. Although the Company may rely on third parties for the execution of the Company’s clinical trials and non-clinical research, the Company is nevertheless responsible for ensuring that each of the Company’s studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards and the Company’s reliance on CROs does not relieve the Company of the Company’s regulatory responsibilities. If the Company or any of the Company’s CROs deviate from the approval protocols, make errors during the conduct of studies, or fail to comply with applicable GCPs and GLPs, the data generated in the Company’s studies may be deemed unreliable and the applicable regulatory authorities may take regulatory action against the Company and/or require the Company to perform additional studies before approving the Company’s marketing applications. The Company cannot assure you that, upon inspection by a given regulatory authority, such regulatory authority will determine that any of the Company’s clinical trials complies with GCP regulations. In addition, the Company’s clinical trials must be conducted with product candidate materials produced under GMP regulations. the Company’s failure to comply with these regulations may require the Company to discontinue or repeat clinical trials, which would delay the regulatory approval process. If the CROs that the Company engages do not successfully carry out their contractual duties or obligations, conduct the studies in accordance with all regulatory requirements, or meet expected deadlines, or if they need to be replaced, or the quality or accuracy of the data they provide is compromised due to the failure to adhere to regulatory requirements or for other reasons, then the Company’s development programs may be extended, delayed or terminated, or the Company may not be able to obtain marketing approval for or successfully commercialize the Company’s product candidates. Failure to comply with clinical trial regulatory requirements may further subject the Company to significant penalties potentially including imprisonment or an injunction against manufacture or distribution and debarment.

The manufacture of drugs is complex, and our third-party manufacturers may encounter difficulties in production. If any of our third-party manufacturers encounter such difficulties, our ability to provide adequate supply of our product candidates for clinical trials or our products for patients, if approved, could be delayed or prevented.

Manufacturing drugs, especially in large quantities, is complex and may require the use of innovative technologies. Each lot of an approved drug product must undergo thorough testing for identity, strength, quality, purity, potency, and stability. Manufacturing drugs requires facilities specifically designed for and validated for this purpose, and sophisticated quality assurance and quality control procedures are necessary. Slight deviations anywhere in the manufacturing process, including filling, labeling, packaging, storage and shipping and quality control and testing, may result in lot failures, product recalls or spoilage. When changes are made to the manufacturing process, we may be required to provide preclinical and clinical data showing the comparable identity, strength, quality, purity or potency of the products before and after such changes. If microbial, viral or other contaminations are discovered at the facilities of our manufacturer, such facilities may need to be closed for an extended period of time to investigate and remedy the contamination, which could delay clinical trials and adversely harm our business, including exposure to liabilities arising from any GxP non-compliance. If our manufacturers and suppliers are unable to produce sufficient quantities for clinical trials or for commercialization as a result of these challenges, or otherwise, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.

The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and the results of our clinical trials may not satisfy the requirements of the FDA, EMA, Health Canada or other comparable foreign regulatory authorities. Terminating the development of any of our product candidates could materially harm our business and the market price of our Common Shares.

Our clinical product candidates, along with product candidates we expect to enter clinical development, are in varying stages of development and will require substantial clinical development, testing and regulatory approval prior to commercialization. Before obtaining regulatory approvals for the commercial sale of our product candidates, we must demonstrate through lengthy, complex and expensive pre-clinical testing and clinical trials that each product candidate is both safe and effective for use in each target indication. Failure can occur at any time during the clinical trial process. Clinical trials often fail to demonstrate safety and efficacy of the product candidate studied for the target indication. Most product candidates that commence clinical trials are never approved as products. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. In some instances, there can be significant variability in safety and efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, differences in and adherence to the dosing regimen and other trial protocols and the rate of dropout among clinical trial participants. Patients treated with our product candidates may also be undergoing other treatments and may be using other approved products or investigational new drugs, which can cause adverse events that are unrelated to our product candidate. As a result, assessments of efficacy can vary widely for a particular patient, and from patient to patient and site to site within a clinical trial. This subjectivity can increase the uncertainty of, and adversely impact, our clinical trial outcomes. While recent data obtained from our clinical studies of EP-104GI and EP-104IAR is encouraging, we cannot be certain that ongoing and future trials will not suffer setbacks, including for lack of efficacy and/or adverse safety profiles, or that previously conducted clinical and non-clinical studies will be deemed adequate for purposes of regulatory approval. For additional information regarding our recent study results, please see the section of our Annual Information Form titled “Description of the Business – Product Candidates”.

In addition to the safety and efficacy trials of any product candidate, clinical trial failures may result from a multitude of factors including flaws in trial design, dose selection, statistical analysis plan, placebo effect, patient enrollment criteria, patient compliance and trial execution. Data obtained from trials and studies are susceptible to varying interpretations, and regulators may not interpret our data as favorably as we do, which may delay, limit or prevent regulatory approval. Failure of a clinical trial due to any of these reasons could materially harm our business and the market price of our Common Shares. In the case of some of our product candidates, we may seek to develop treatments for certain diseases or disorders for which there is relatively limited clinical experience, and clinical trials may use novel endpoints and measurement methodologies or subjective patient feedback, which adds a layer of complexity to these clinical trials and may delay regulatory approval. Negative or inconclusive results from our clinical trials could lead to a decision or requirement to conduct additional pre-clinical testing or clinical trials or result in a decision to terminate the continued development of a product candidate. Any of the foregoing outcomes would materially and adversely impact our business, product candidate pipeline and future prospects.

If our product candidates are not shown to be both safe and effective in clinical trials, such product candidates will be unable to obtain regulatory approval or be successfully commercialized. In addition, our failure to demonstrate positive results in clinical trials in any indication for which we are developing clinical product candidates could adversely affect development efforts in other indications. In such case, we would need to develop other compounds and conduct associated pre-clinical testing and clinical trials, as well as potentially seek additional financing, all of which would have a material adverse effect on our business, growth prospects, operating results, financial condition and results of operations.

Interim, initial, “top-line”, and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publicly disclose preliminary or top-line data from our preclinical studies and clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the top-line or preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Top-line data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, top-line data should be viewed with caution until the final data are available.

Interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available or as patients from our clinical trials continue other treatments for their disease. Adverse differences between preliminary or interim data and final data could significantly harm our business prospects. Further, disclosure of interim data by us or by our competitors could result in volatility in the price of our Common Shares.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure. If the interim, top-line, or preliminary data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, our product candidates may be harmed, which could harm our business, operating results, prospects or financial condition.

Any safety concerns observed in any one of our clinical trials in our targeted indications could limit the prospects for regulatory approval of our product candidates in those and other indications, which could seriously harm our business.

Preclinical and clinical data are often susceptible to varying interpretations and analyses and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain FDA, EMA, Health Canada or comparable foreign regulatory authority approval. We cannot guarantee that the FDA or foreign regulatory authorities will interpret trial results as we do, and more trials could be required before we are able to submit applications seeking approval of our product candidates. To the extent that the results of the trials are not satisfactory to the FDA or foreign regulatory authorities for support of a marketing application, we may be required to expend significant resources, which may not be available to us, to conduct additional trials in support of potential approval of our product candidates. Even if regulatory approval is secured for any of our product candidates, the terms of such approval may limit the scope and use of our product candidate, which may also limit its commercial potential. Furthermore, the approval policies or regulations of the FDA, EMA, Health Canada or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval, which may lead to the FDA, EMA, Health Canada or comparable foreign regulatory authorities delaying, limiting or denying approval of our product candidates.

Our current or future product candidates may cause significant adverse events, toxicities or other undesirable adverse events when used alone or in combination with other products that may result in a safety profile that could inhibit regulatory approval, prevent market acceptance, limit their commercial potential, if approved, or result in significant negative consequences.

As is the case with pharmaceuticals generally, it is likely that there may be adverse events associated with our product candidates’ use. Results of our clinical trials could reveal a high and unacceptable severity and prevalence of adverse events or unexpected characteristics. Undesirable adverse events associated with use of our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or comparable foreign regulatory authorities. The treatment- emergent adverse events could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly.

If our product candidates are associated with undesirable adverse events or have unexpected characteristics in preclinical studies or clinical trials when used alone or in combination with other approved products or investigational new drugs we may need to interrupt, delay or abandon their development or limit development to more narrow uses or subpopulations in which the undesirable adverse events or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Treatment-related adverse events could also affect patient recruitment or the ability of enrolled subjects to complete the trial, or result in potential product liability claims. Any of these occurrences may prevent us from achieving or maintaining market acceptance of the affected product candidate and may harm our business, financial condition and prospects significantly.

Patients in our ongoing and planned clinical trials may in the future suffer significant adverse events or other adverse events not observed in our preclinical studies or previous clinical trials. Some of our product candidates, may be used as chronic therapies or be used in pediatric populations, for which safety concerns may be particularly scrutinized by regulatory agencies. In addition, if our product candidates are used in combination with other therapies, our product candidates may exacerbate adverse events associated with the therapy. Patients treated with our product candidates may also be undergoing other medical procedures or treatments, which can cause adverse events that are unrelated to our product candidate, but may still impact the success of our clinical trials.

If significant adverse events or other adverse events are observed in any of our current or future clinical trials, we may have difficulty recruiting patients to the clinical trials, patients may drop out of our trials, or we may be required to abandon the trials or our development efforts of that product candidate altogether. We, the FDA, EMA, Health Canada, other comparable regulatory authorities or an IRB may suspend clinical trials of a product candidate at any time for various reasons, including a belief that subjects in such trials are being exposed to unacceptable health risks or adverse events. Some potential therapeutics developed in the biotechnology industry that initially showed therapeutic promise in early- stage trials have later been found to cause adverse events that prevented their further development. Even if the adverse events do not preclude the product candidate from obtaining or maintaining marketing approval, undesirable adverse events may inhibit market acceptance due to its tolerability versus other therapies. Any of these developments could materially harm our business, financial condition and prospects.

Further, if any of our product candidates obtains marketing approval, toxicities associated with such product candidates and not seen during clinical testing may also develop after such approval and lead to a requirement to conduct additional clinical safety trials, additional contraindications, warnings and precautions being added to the drug label, significant restrictions on the use of the product or the withdrawal of the product from the market. We cannot predict whether our product candidates will cause toxicities in humans that would preclude or lead to the revocation of regulatory approval based on preclinical studies or early-stage clinical trials.

Where appropriate and applicable, we may seek approval from the FDA or comparable foreign regulatory authorities through the use of expedited approval pathways, such as Fast Track designation or Breakthrough Therapy designation. Even if we receive a designation that would allow for expedited review, we can provide no assurance that we will be able to obtain FDA or comparable foreign regulatory authority approval sooner or at all.

Where possible, we may pursue accelerated development strategies in areas of high unmet need for one or more of our product candidates. In June 2023, we announced that the FDA granted Fast Track designation for EP-104IAR for the treatment of OA. Fast Track designation is designed to facilitate the development and expedite the review of therapies for serious conditions and fill an unmet medical need. Programs with Fast Track designation may benefit from early and frequent communications with the FDA, potential priority review and the ability to submit a rolling application for regulatory review. Fast Track designation applies to both the product candidate and the specific indication for which it is being studied. If any of our product candidates receive Fast Track designation but do not continue to meet the criteria for Fast Track designation, or if our clinical trials are delayed, suspended or terminated, or put on clinical hold due to unexpected adverse events or issues with clinical supply, we will not receive the benefits associated with the Fast Track program. Furthermore, Fast Track designation does not change the standards for approval. Fast Track designation alone does not guarantee qualification for the FDA’s priority review procedures.

Under the Orphan Drug Act of 1983, the FDA may designate a product as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process. If a product that has orphan drug designation from the FDA subsequently receives the first FDA approval for an indication within the orphan disease, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications to market the same drug for the same indication, for seven years, except in limited circumstances such as a showing of clinical superiority to the product with the orphan product exclusivity or if FDA finds that the holder of the orphan exclusivity has not shown that it can ensure the availability of sufficient quantities of the orphan product to meet the needs of patients with the disease or condition for which the product was designated. Even if we or our collaborators obtain orphan designation for a product candidate, we may not be the first to obtain marketing approval for any particular orphan indication due to the uncertainties associated with developing pharmaceutical products. The scope of exclusivity is limited to the scope of any approved indication, even if the scope of the orphan designation is broader than the approved indication. Additionally, exclusive marketing rights may be limited if we or our collaborators seek approval for an indication broader than the orphan designated indication and may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition. Further, even if a product obtains orphan drug exclusivity, that exclusivity may not effectively protect the product from competition because different drugs with different active moieties can be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve a product with the same active moiety for the same condition if the FDA concludes that the later product is safer, more effective, or makes a major contribution to patient care. Furthermore, the FDA can waive orphan exclusivity if we or our collaborators are unable to manufacture sufficient supply of the product. If we or our collaborators do not receive or maintain orphan drug designation to product candidates for which we seek such designation, it could limit our ability to realize revenues from such product candidates. Further, in view of the court decision in Catalyst Pharms., Inc. v. Becerra, 14 F.4th 1299 (11th Cir. 2021), the FDA published a notice in the Federal Register in January 2023 to clarify that while the agency complies with the court’s order in Catalyst, FDA intends to continue to apply its longstanding interpretation of the regulations to matters outside of the scope of the Catalyst order – that is, the agency will continue tying the scope of orphan-drug exclusivity to the uses or indications for which a drug is approved, which permits other sponsors to obtain approval of a drug for new uses or indications within the same orphan designated disease or condition that have not yet been approved. It is unclear how future litigation, legislation, agency decisions, and administrative actions will impact the scope of the orphan drug exclusivity.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our drug candidates, if approved, we may be unable to generate any product revenue.

To successfully commercialize EP-104, in any indication, if approved, or any future product candidate that may result from our development programs, we will need to build out our sales and marketing capabilities, either on our own or with others. The establishment and development of our own commercial team or the establishment of a contract field force to market any product candidate we may develop will be expensive and time-consuming and could delay any drug launch. Moreover, we cannot be certain that we will be able to successfully develop this capability. We may seek to enter into collaborations with other entities to use their established marketing and distribution capabilities, but we may be unable to enter into such agreements on favorable terms, if at all. If any current or future collaborators do not commit sufficient resources to commercialize our product candidates, or we are unable to develop the necessary capabilities on our own, we may be unable to generate sufficient revenue to sustain our business. We may compete with many companies that currently have extensive, experienced and well-funded marketing and sales operations to recruit, hire, train and retain marketing and sales personnel. We will likely also face competition if we seek third parties to assist us with the sales and marketing efforts any future product candidates. Without an internal team or the support of a third party to perform marketing and sales functions, we may be unable to compete successfully against these more established companies.

We have a novel technology with uncertain market acceptance if any of our product candidates are approved.

Even if any of our product candidates receive regulatory approval, the approved products may not achieve broad market acceptance among physicians, patients, the medical community and third-party payors, in which case revenue generated from their sales would be limited. Our delivery platform is at an early stage of development and uses novel technology, with uncertain market acceptance if our product candidates are approved. Product approval, should this be achieved, does not infer that the product will garner a good market price or be reimbursed by public or private insurers. Further, there are no guarantees that the product will be positively received by the target patient population. If any of our product candidates is approved but does not achieve an adequate level of acceptance by physicians, healthcare payors and patients, we may not generate or derive sufficient revenue from that product candidate and our financial results could be negatively impacted. The degree of market acceptance of any of our approved product candidates will depend on a number of factors, including, but not limited to:

•	the efficacy and safety profile as demonstrated in clinical trials compared to alternative treatments;

•	the timing of market introduction of the product candidate as well as competitive products;

•	the clinical indications for which the product candidate is approved;

•

restrictions on the use of our product candidates, such as boxed warnings or contraindications in labeling, or a REMS, if any, which may not be required of alternative treatments and competitor products;

•	the potential and perceived advantages of product candidates over alternative treatments;

•	the cost of treatment in relation to alternative treatments;

•	the availability of coverage and adequate reimbursement, as well as pricing, by third-party payors, including government authorities;

•	the availability of the approved product candidate for use as a combination therapy;

•	relative convenience and ease of preparation and administration;

•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

•	the effectiveness of sales and marketing efforts;

•	unfavorable publicity relating to our products or product candidates or similar approved products or product candidates in development by third parties; and

•	the approval of other new therapies for the same indications.

If we experience delays or difficulties in the enrollment and/or maintenance of patients in clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

Patient enrollment is a significant factor in the timing of clinical trials, and the timing of our clinical trials depends, in part, on the speed at which we can recruit patients to participate in our trials, as well as completion of required follow-up periods. We may not be able to initiate or continue clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials to such trial’s conclusion as required by the FDA, EMA, Health Canada or other comparable foreign regulatory authorities. Additionally, certain clinical trials for future product candidates may be focused on indications with relatively small patient populations, which may further limit enrollment of eligible patients or may result in slower enrollment than we anticipate. The eligibility criteria of our clinical trials, once established, may further limit the pool of available trial participants.

Patient enrollment may also be affected if our competitors have ongoing clinical trials for product candidates that are under development for the same indications as our product candidates, and patients who would otherwise be eligible for our clinical trials instead enroll in clinical trials of our competitors’ product candidates. Patient enrollment for any of our clinical trials may be affected by other factors, including:

•	size and nature of the patient population;

•	severity of the disease under investigation;

•	availability and potency of approved drugs for the disease under investigation;

•	patient eligibility criteria for the trial in question as defined in the protocol;

•	perceived risks and benefits of the product candidate under study;

•

clinicians’ and patients’ perceptions as to the potential advantages of the product candidate being studied in relation to other available therapies, including any new products that may be approved for the indications we are investigating;

•	efforts to facilitate timely enrollment in clinical trials;

•	patient referral practices of physicians;

•	the ability to monitor patients adequately during and after treatment;

•	proximity and availability of clinical trial sites for prospective patients;

•	continued enrollment of prospective patients by clinical trial sites; and

•	the risk that patients enrolled in clinical trials will drop out of the trials before completion.

Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays or may require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our product candidates and jeopardize our ability to obtain marketing approval for the sale of our product candidates. Furthermore, even if we are able to enroll a sufficient number of patients for our clinical trials, we may have difficulty maintaining enrollment of such patients in our clinical trials.

The FDA, EMA, Health Canada and other comparable foreign regulatory authorities may not accept data from trials conducted in locations outside of their jurisdiction.

We may choose to conduct international clinical trials in the future. The acceptance of study data by the FDA, EMA, Health Canada or other comparable foreign regulatory authority from clinical trials conducted outside of their respective jurisdictions may be subject to certain conditions. In cases where data from foreign clinical trials are intended to serve as the basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (1) the data are applicable to the United States population and United States medical practice; (2) the trials are performed by clinical investigators of recognized competence and pursuant to current GCP requirements; and (3) the FDA is able to validate the data through an on-site inspection or other appropriate mean. Additionally, the FDA’s clinical trial requirements, including the adequacy of the patient population studied and statistical powering, must be met. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA, EMA, Health Canada or any applicable foreign regulatory authority will accept data from trials conducted outside of its applicable jurisdiction. If the FDA, EMA, Health Canada or any applicable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of our business plan, and which may result in our product candidates not receiving approval for commercialization in the applicable jurisdiction.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction. For example, even if the FDA, EMA or Health Canada grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion and reimbursement of the product candidate in those countries. However, a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval or other regulation.

Obtaining foreign regulatory approvals and establishing and maintaining compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we or any future collaborator fail to comply with the regulatory requirements in international markets or fail to receive applicable marketing approvals, our target market will be reduced and our ability to realize the full market potential of our product candidates will be harmed.

If the market opportunity for any product candidate that we or our strategic partners develop is smaller than we believe, our revenue may be adversely affected and our business may suffer.

We intend to initially focus our product candidate development on treatments for EoE and OA indications. Our projections of addressable patient populations that may benefit from treatment with our product candidates are based on our estimates. These estimates, which have been derived from a variety of sources, including scientific literature, surveys of clinics, patient foundations and market research, may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of EoE or OA. Additionally, the potentially addressable patient population for our product candidates may not ultimately be amenable to treatment with our product candidates. FDA, EMA, Health Canada or other regulatory agencies may also limit our proposed indication or target population. Our market opportunity may also be limited by future competitor treatments that enter the market. If any of our estimates prove to be inaccurate, the market opportunity for any product candidate that we or our strategic partners develop could be significantly diminished and have an adverse material impact on our business.

Even if our product candidates receive regulatory approval, we will be subject to significant post marketing regulatory requirements and oversight.

Any regulatory approvals that we may receive for our product candidates will require the submission of reports to regulatory authorities and surveillance to monitor the safety and efficacy of the product candidate, may contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, and may include burdensome post-approval study or risk management requirements. For example, the FDA may require a REMS in order to approve our product candidates, which could entail requirements for a medication guide, physician training and communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or foreign regulatory authorities approve our product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export and recordkeeping for our product candidates will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as on-going compliance with cGMPs and GCP for any clinical trials that we conduct post-approval. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic, unannounced inspections by the FDA and other regulatory authorities for compliance with cGMP regulations and standards. If we or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facilities where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing.

In addition, failure to comply with FDA, EMA, Health Canada and other comparable foreign regulatory requirements may subject our company to administrative or judicially imposed sanctions, including:

•	delays in or the rejection of product approvals;

•	restrictions on our ability to conduct clinical trials, including full or partial clinical holds on ongoing or planned trials;

•	restrictions on the products, manufacturers or manufacturing process;

•	warning or untitled letters or Form 483s;

•	civil and criminal penalties;

•	injunctions;

•	suspension or withdrawal of regulatory approvals;

•	product seizures, detentions or import bans;

•	voluntary or mandatory product recalls and publicity requirements;

•	total or partial suspension of production; and

•	imposition of restrictions on operations, including costly new manufacturing requirements.

The occurrence of any event or penalty described above may inhibit our ability to commercialize our product candidates, if approved, and generate revenue and could require us to expend significant time and resources in response and could generate negative publicity.

FDA’s and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates.

If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, and we may not achieve or sustain profitability. We also cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. If government regulation arises that puts constraints on FDA’s or other regulatory authorities’ ability to exercise their respective regulatory authority, including engaging in oversight and implementation activities in the normal course, our business may be negatively impacted.

It is difficult to predict how current and future legislation, executive actions, and litigation, including the executive orders issued by the current U.S. presidential administration, will be implemented, and the extent to which they will impact our business, our clinical development, and the FDA’s and other agencies’ ability to exercise their regulatory authority, including FDA’s pre-approval inspections and timely review of any regulatory filings or applications we submit to the FDA. In addition, the Supreme Court’s overturning of the Chevron doctrine, which gave deference to regulatory agencies in litigation against FDA and other agencies, may result in more companies bringing lawsuits against FDA to challenge longstanding decisions and policies of FDA, which could undermine FDA’s authority, lead to uncertainties in the industry, and disrupt FDA’s normal operations, which could delay FDA’s review of our marketing applications.

We may consider submitting an application for a Commissioner’s National Priority Voucher (“CNPV”) from the FDA but there can be no assurance that we will receive a voucher and, if a voucher is received, we may not be able to comply with the requirements of the program. It is also possible that a competitor may receive a voucher which could harm our competitive position in the marketplace.

In June 2025, the FDA announced the CNPV pilot program which was designed to accelerate the development and review of certain drugs and biologics that are aligned with U.S. national health priorities, such as addressing a U.S. public health crisis, developing more innovative cures for the American people, addressing a large unmet medical need, onshoring drug development and manufacturing to advance the health interests of Americans and strengthen U.S. supply chain resiliency, and increasing affordability. The FDA has stated that voucher recipients will receive a decision with respect to an application on an accelerated basis, as well as enhanced communication with review staff throughout the review process. The FDA expects the CNPV program to accelerate the application review timeline from 10-12 months to 1-2 months by convening a multidisciplinary team of physicians and scientists for a team-based review, interacting frequently with the sponsor of the application to clarify questions, and completing review of the application concurrently. The FDA retains full discretion to extend the review window if the data or application components submitted are insufficient or incomplete, if the results of the pivotal trial(s) are ambiguous, or if the review is particularly complex. The FDA has indicated that the CNPV program does not change the FDA’s rigorous safety and efficacy standards for review and approval. In late 2025, FDA began issuing approvals for drugs with CNPVs within the 1-2 month review timeframe. To date, FDA has approved seven drugs under the program. The CNPV program is new, limited in scope, and subject to evolving guidance, and available FDA resources. The FDA retains broad discretion to modify the criteria, processes, or benefits of the program and may rescind participation or alter timelines or the intended benefits at any time. Adding to the uncertainty, concerns have been raised regarding the legality of the CNPV program.

There can be no assurance that we will receive a voucher if we submit an application and, if a voucher is received, we may not be able to comply with the requirements of the program. It is also possible that a competitor may receive a voucher which could harm our competitive position in the marketplace.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting promotion that is not consistent with product labeling and failure to comply with these laws and other laws relating to promotion could subject us to enforcement action.

The promotion of pharmaceutical products is strictly regulated in in the United States and in other jurisdictions. If any of our product candidates are approved and we are found to have improperly promoted off-label uses of those products or otherwise promoted products contrary to applicable laws, we may become subject to significant liability. The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products, such as our product candidates, if approved. In particular, all promotion must be consistent with product labeling. If we receive marketing approval for a product candidate, physicians may nevertheless prescribe it to their patients in a manner that is inconsistent with the approved label. If we are found to have promoted such off-label uses, we may become subject to significant liability. The U.S. federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. If we cannot successfully manage the promotion of our product candidates, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

Disruptions at the FDA and other government agencies caused by actions by the current U.S. presidential administration or by legislative or judicial action, reductions in force, government shutdowns, funding shortages or global health concerns could hinder their ability to hire and retain key leadership and other personnel, or otherwise prevent new or modified products from being developed, approved or commercialized in a timely manner or at all, or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes, and other events that may otherwise affect the FDA’s ability to perform routine functions, including action by the current U.S. presidential administration or by legislative or judicial action, reductions in force, government shutdowns, funding shortages, or global health concerns. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies, including through reductions in force, may slow the time necessary to meet with and receive agency feedback, review and/or approve submissions, conduct inspections, issue regulatory guidance, or take other actions that facilitate the development, approval and marketing of new drugs, which would adversely affect our business. With significant reductions in force, the FDA may not be able to meet its application review goals or to continue to be available for timely interactions with drug developers. Moreover, changes in FDA’s policies or regulations, whether as a result of personnel and budgetary constraints, changes in leadership or otherwise, could adversely impact the development of our product candidates and, ultimately, our ability to receive marketing authorization. Decisions about the development of product candidates are often based on interactions with FDA and regulatory guidance provided by the agency following such interactions. If FDA does not agree with our decisions resulting from such interactions and guidance or there are subsequent policy changes, review and approval of our product candidates may be delayed or not occur at all.

We rely on key personnel.

The Company’s success depends in large measure on certain key personnel, including our executive officers. The loss of the services of such key personnel could have a material adverse effect on the Company. The contributions of these individuals to the Company’s immediate operations are likely to be of central importance. In addition, the competition for qualified personnel in the biotech industry is intense and there can be no assurance that the Company will be able to continue to attract and retain all personnel necessary for the development and operation of the Company’s business. Investors must rely upon the ability, expertise, judgment, discretion, integrity and good faith of the Company’s management. Other biotechnology companies with which the Company competes for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than the Company does. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than those that the Company has to offer. If the Company is unable to continue to attract and retain high-quality personnel, the rate of and success with which the Company can develop and commercialize product candidates would be limited.

As a technology-driven company, intellectual input from key management and personnel is critical to achieve our business objectives. Consequently, our ability to retain these individuals and attract other qualified individuals is critical to our success. The loss of the services of key individuals might significantly delay or prevent achievement of our business objectives. In addition, because of a relative scarcity of individuals with the high degree of education and scientific achievement required for our business, competition among biotech companies for qualified employees is intense, and as a result we may not be able to attract and retain such individuals on acceptable terms, or at all.

We also have relationships with scientific collaborators at academic and other institutions, some of whom conduct research at our request or assist us in formulating our research and development strategies. These scientific collaborators are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, even though our collaborators are required to sign confidentiality agreements prior to working with us, they may have arrangements with other companies to assist such other companies in developing technologies that may prove competitive to us.

Incentive provisions for our key executives include the granting of stock options that vest over time, designed to encourage such individuals to stay with us. However, a low share price could render such agreements of little value to our key executives. In such event, our key executives could be susceptible to being hired away by our competitors who could offer a better compensation package. If we are unable to attract and retain key personnel our business, financial conditions and results of operations may be adversely affected.

We may not be able to successfully execute our business strategy.

The execution of our business strategy poses many challenges and is based on several assumptions. If we experience significant regulatory delays, supply chain disruptions, cost overruns on our programs, or if our business plan is more costly than we anticipate, certain research and development activities may be delayed or eliminated, resulting in changes or delays to our commercialization plans, or we may be compelled to secure additional funding (which may or may not be available) to execute our business strategy. We cannot predict with certainty our future revenues or results from our operations. If the assumptions on which our revenue or expenditure forecasts are based change, the benefits of our business strategy may change as well.

We are in a highly competitive industry which is continuously evolving with technological changes.

The Company is engaged in an industry that is highly competitive, evolving and characterized by technological change. As a result, it is difficult for it to predict whether, when and by whom new competing technologies or new competitors may enter the market. The Company faces competition from companies with strong positions in certain markets it is currently targeting, and in new markets and regions it may enter. Some of these companies have significantly greater financial, technical, human, research and development, and marketing resources than the Company. The Company cannot assure you that it will be able to compete effectively against current and future competitors who may discover and develop products in advance of the Company that are more effective than those developed by the Company. As a consequence, the Company’s current and future technologies may become obsolete or uncompetitive, resulting in adverse effects on revenue, margins and profitability. In addition, competition or other competitive pressures may result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on the Company’s business, financial condition or results of operations. To the extent that new or improved oral or other systemically administered pain medications are introduced that demonstrate better long-term efficacy and safety, patients and physicians may further delay the introduction of injectable therapies, such as EP-104, in the treatment for any indication we pursue. EP-104 could also face competition from other formulations or devices that deliver pain medication on an extended basis, such as transdermal delivery systems or implantable devices.

Many of the Company’s competitors have substantially greater financial, technical and other resources, such as larger research and development staffs and experienced commercial and manufacturing organizations. Mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in the Company’s competitors. As a result, these companies may obtain regulatory approval more rapidly than the Company is able and may be more effective in selling and marketing their products as well. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Competitors may succeed in developing, acquiring or licensing on an exclusive basis drug products or drug delivery technologies that are more effective or less costly than EP-104 for any of the Company’s intended applications, or any other product candidate that the Company is currently developing or may develop.

The Company believes that its ability to compete effectively depends upon many factors both within and beyond the Company’s control, including:

•	the usefulness, ease of use, performance and reliability of the Company’s technology compared to its competitors;

•	the activity, tolerability, and potential benefits of EP-104 and the Company’s other product candidates, including relative to marketed products and product candidates in development by third parties;

•	the ability to distinguish safety and efficacy from existing, alternative therapies;

•	the timing for product candidates to complete clinical development and receive market approval;

•	acceptance of EP-104 and any of the Company’s other product candidates that receive regulatory approval by patients, physicians and other health providers;

•	the Company’s ability to monetize its technology;

•	the selection of licensing partners for its technology with the necessary skills and resources to drive uptake;

•	the Company’s marketing and selling efforts;

•	the Company’s financial condition and results of operations;

•	the ability to maintain a good relationship with regulatory authorities;

•	the price of the Company’s future products, including in comparison to branded or generic competitors;

•	whether coverage and adequate levels of reimbursement are available under private and governmental health insurance plans;

•	acquisitions or consolidations within the Company’s industry, which may result in more formidable competitors;

•	the Company’s ability to protect its intellectual property rights;

•	the Company’s ability to attract, retain and motivate talented employees;

•	the Company’s ability to cost-effectively manage and grow its operations; and

•	the Company’s reputation and brand strength relative to that of its competitors.

Our future success will depend on our ability to continually enhance and develop our product candidates.

There is a broad pipeline of potential new therapies for pain. The market for pain management and treatment solutions is characterized by rapid technological change and the possibility of frequent new product introductions. Accordingly, the Company’s future success depends upon its ability to enhance its current product candidates and to develop, introduce and sell the most accurate products at competitive prices. The development of new technologies and products involves time, substantial costs and risks. The Company’s ability to successfully develop new technologies depends in large measure on its ability to maintain a technically skilled research and development staff and to adapt to technological changes and advances in the industry.

The success of new product introductions depends on a number of factors including the efficacy and safety as demonstrated in clinical trials, the ability to demonstrate the impact of real world evidence, timely and successful product development, the timing and market introduction of competitive products, market acceptance, the effective management of purchase commitments and inventory levels in line with anticipated product demand, the availability of pharmaceutical components in appropriate quantities and costs to meet anticipated demand, the risk that new products may have quality or other defects in the early stages of introduction and the Company’s ability to manage distribution and production issues related to new product introductions, the clinical indications for which the product is approved, acceptance by physicians, the medical community and patients of the product as a safe and effective treatment, the ability to distinguish safety and efficacy from existing, less expensive alternative therapies, the convenience of prescribing, administrating and initiating patients on the product, the potential and perceived advantages and/or value of the product over alternative treatments, the cost of treatment in relation to alternative treatments, including any similar generic treatments, the availability of coverage and adequate reimbursement by third-party payors and government authorities to support the product’s pricing, the prevalence and severity of adverse events and the effectiveness of sales and marketing efforts.

If the Company is unable, for any reason, to enhance, develop, introduce and sell new products in a timely manner, or at all, in response to changing market conditions or customer requirements or otherwise, its business would be harmed.

Even if the Company successfully advances any other product candidates into clinical development, their success will be subject to all of the clinical, regulatory and commercial risks described elsewhere in this “Risk Factors” section. Accordingly, the Company cannot assure you that it will ever be able to discover, develop, obtain regulatory approval of, commercialize or generate significant revenue from its product candidates.

We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we focus on research programs, therapeutic platforms and product candidates that we identify for specific indications. As a result, we may forgo or delay pursuit of opportunities with other therapeutic platforms or product candidates or for other indications that later prove to have greater commercial potential or a greater likelihood of success. We are currently evaluating funding alternatives for the continued development of EP-104IAR, including potential partnership opportunities. As a result, we intend to use capital resources previously identified for EP-104IAR development to continue development of EP-104GI. We cannot be certain that our decision to prioritize development of EP-104GI over EP-104IAR will be beneficial to our shareholders. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs, therapeutic platforms and product candidates for specific indications may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates progress through preclinical and clinical trials to marketing approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize yield and manufacturing batch size, minimize costs and achieve consistent quality and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause our product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the altered materials. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of our product candidates and jeopardize our ability to commercialize our product candidates, if approved, and generate revenue.

If we are unable to differentiate EP-104 from existing therapies, or if the FDA or other applicable regulatory authorities approve additional, and potentially less costly, therapies that compete with EP-104, our ability to successfully commercialize EP-104GI or EP-104IAR would be adversely affected.

Our commercial opportunities could be reduced or eliminated if existing or future therapies for EoE, OA or any other indication we may pursue are safer, more effective, have fewer or less severe adverse events, are more convenient or are less expensive than EP-104. The key competitive factors affecting the success of our product candidates, if approved, are likely to be their efficacy, safety and/or tolerability, convenience and ease of administration, price, the potential advantages of alternative products, the level of generic competition, and the availability of coverage and adequate reimbursement from government and other third-party payers.

The current intra-articular standard of care for OA pain, immediate-release triamcinolone acetonide (“TCA”) and other injectable immediate-release steroids, are available in generic form and are therefore relatively inexpensive compared to the potential pricing for EP-104IAR. Although we believe our Phase 2 study provides preliminary evidence of extended pain relief, it is possible that we and any potential partner will receive data from additional clinical trials or in a post marketing setting from physician and patient experiences with the commercial product that does not continue to support such interpretations. It is also possible that the FDA, physicians and healthcare payors will not agree with our and any potential partner’s interpretation of existing and future clinical trial data. If we and any potential partner are unable to demonstrate the value of EP-104IAR based on clinical data, patient experience, as well as real world evidence, the opportunity for EP-104IAR to obtain premium pricing and be commercialized successfully would be adversely affected.

In addition to existing treatments, the FDA or other applicable regulatory authorities may approve other generic products that could compete with EP-104 if we cannot adequately protect it with our patent portfolio. For example, in the United States, once an NDA, including a Section 505(b)(2) application, is approved, the product covered thereby becomes a “listed drug” which can, in turn, be cited by potential competitors in support of approval of an abbreviated new drug application (“ANDA”). The Federal Food, Drug, and Cosmetic Act, FDA regulations and other applicable regulations and policies provide incentives to manufacturers to create modified, non-infringing versions of a drug to facilitate the approval of an ANDA or other application for generic substitutes. These manufacturers might only be required to conduct a relatively inexpensive study to show that their product has the same active ingredient(s), dosage form, strength, route of administration, conditions of use, or labeling as our product candidate and that the generic product is bioequivalent to ours, meaning it is absorbed in the body at the same rate and to the same extent as EP-104. These generic equivalents, which must meet the same quality standards as branded pharmaceuticals, would be significantly less costly than ours to bring to market and companies that produce generic equivalents are generally able to offer their products at lower prices. Thus, after the introduction of a generic competitor, a significant percentage of the sales of any branded product is typically lost to the generic product. Accordingly, competition from generic equivalents to our products would materially adversely impact our ability to successfully commercialize EP-104.

A variety of risks associated with potential international business relationships could materially adversely affect our business.

The Company intends to evaluate from time to time entering into agreements with third parties for the development and commercialization of EP-104IAR and may in the future seek to enter into similar agreements for other product candidates in international markets. If the Company does so, the Company would be subject to additional risks related to entering into international business relationships, including:

•	differing regulatory requirements in other countries including, among others, marketing approval, pricing, reimbursement and sales and marketing practices;

•	potentially reduced protection for intellectual property rights;

•	potential for so-called parallel importing, which is when a local seller, faced with higher local prices, opts to import goods from a foreign market with lower prices, rather than buying them locally;

•	unexpected changes in tariffs, trade barriers and regulatory requirements, including tariffs being imposed by the current U.S. presidential administration;

•	economic weakness, including inflation, or political instability in foreign economies and markets;

•	compliance with tax, employment, immigration and labor laws for employees traveling and working abroad;

•	foreign taxes;

•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other risks incident to doing business in another country;

•	workforce uncertainty in countries where labor unrest is more common than in Canada or the United States;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad or supply chain disruptions; and

•	business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters, including earthquakes, volcanoes, typhoons, floods, tsunamis, hurricanes and fires.

These and other risks may materially adversely affect the Company’s ability to develop and commercialize products in international markets and may harm the Company’s business.

In particular, there is currently significant uncertainty about the future relationship between the United States and various other countries, including Canada, Mexico, and most significantly China, with respect to trade policies, treaties, tariffs, taxes, and other limitations on cross-border operations. The U.S. government has made and continues to make significant additional changes in U.S. trade policy and may continue to take future actions that could negatively impact U.S. trade. For example, on December 18, 2025, the BIOSECURE Act was signed into law. The Act limits US government procurement from and grants to “biotechnology companies of concerns” (BCCs). Under the Act, US government agencies cannot buy or obtain biotechnology equipment or services provided by a BCC; enter into, extend, or renew a contract with any entity using biotechnology equipment or services provided by a BCC to perform a government contract; or expend loan or grant funds for biotechnology equipment or services provided by a BCC, whether directly or through a loan or grant recipient. Any company on the Department of Defense list of “Chinese military companies” will be treated as a BCC. Pursuant to the Act, a full list of BCCs will be released by the US Office of Management and Budget by December 18, 2026. The Act has potentially significant implications for pharmaceutical manufacturers that rely on biotechnology equipment or services from a BCC, including whether their products are listed on the Department of Veterans Affairs’ Federal Supply Schedule which is required for reimbursement eligibility under Medicaid and Medicare Part B programs. Although the Act includes safe harbors and provisions designed to avoid collateral consequences for reimbursement under Medicaid and Medicare Part B, the potential impact on the pharmaceutical industry in general and our business is uncertain.

We cannot predict the impact actions taken with respect to trade relations between the United States, Canada, Mexico, and China or other countries, what products and services may be subject to such actions or what actions may be taken by the other countries in retaliation. If we are unable to obtain or use services from existing service providers or become unable to export or sell products for which we receive marketing authorization to any of our customers or service providers, our business, liquidity, financial condition, and/or results of operations would be materially and adversely affected.

Collaboration arrangements we may enter into in the future may not be successful.

In the ordinary course, the Company evaluates various partnerships, collaborations and other strategic transaction and may seek to enter into such transactions to help maximize the commercial potential of EP-104 and the

Company’s other product candidates. In particular, the Company is evaluating funding alternatives for the continued development of EP-104IAR, including potential partnerships. The Company may enter into such arrangements on a selective basis depending on the merits of retaining commercialization rights as compared to entering into selective collaboration arrangements with leading pharmaceutical or biotechnology companies for EP-104 for any intended application and other product candidates, both in the United States and internationally. The Company faces competition in seeking appropriate collaborators. Moreover, collaboration arrangements are complex and time consuming to negotiate, document and implement. The Company may not be successful in its efforts to establish and implement collaborations or other alternative arrangements should the Company choose to enter into such arrangements. The terms of any collaborations or other arrangements that the Company may establish may not be favorable to the Company .

Even if the Company enters into partnerships, collaborations or other strategic transactions, such transactions that it enters into may not be successful. The success of any such arrangements will depend heavily on the efforts and activities of the Company’s collaborators. Collaborators generally have significant discretion in determining the efforts and resources that they will apply to these collaborations.

Disagreements between parties to a collaboration arrangement regarding clinical development and commercialization matters could lead to delays in the development process or commercialization of the Company’s product candidates and in some cases, termination of the collaboration arrangement. These disagreements can be difficult to resolve if neither of the parties has final decision-making authority.

Collaborations with pharmaceutical or biotechnology companies and other third parties often are terminated or allowed to expire by the other party. If the Company’s does enter into partnerships, collaborations or other strategic transactions, any such termination or expiration could adversely affect the Company financially and could harm the Company’s business reputation.

We may acquire businesses or products, or form strategic alliances in the future, and we may not realize the benefits of such acquisitions or alliances.

The Company may acquire additional businesses or products, form strategic alliances or create joint ventures with third parties that the Company believes will complement or augment the Company’s existing business. If the Company acquires businesses with promising markets or technologies, the Company may not be able to realize the benefit of acquiring such businesses if the Company is unable to successfully integrate them with the Company’s existing operations and company culture. The Company may encounter numerous difficulties in developing, manufacturing and marketing any new products resulting from a strategic alliance or acquisition that delay or prevent the Company from realizing their expected benefits or enhancing the Company’s business. The Company cannot assure you that, following any such acquisition, the Company will achieve the expected synergies to justify the transaction. In addition, the Company may require significant additional funds to either acquire such businesses or products or to commercialize them, which may result in significant dilution to shareholders or the incurrence of significant indebtedness by the Company.

We have traditionally relied on key collaborations and grants.

The development programs of the Company may require substantial additional cash. Traditionally, the Company has received funds under grant reward programs to fund portions of such development. The grants the Company has received may become subject to repayment in full, under certain conditions. The Company cannot provide assurance that grants it have received will not become subject to repayment, that the Company will continue to receive all or any of the grant funding that it apply for, that such grants if received will provide sufficient funding or that it will be able to establish future collaborations on commercially reasonable terms or at all. Inability to obtain grant funding and establish collaboration agreements may result in product development delays or cancellation, particularly in regard to pipeline programs. In addition, the success of collaboration agreements will depend heavily on the efforts and activities of the third-party collaborators, which are outside the control of the Company.

We are subject to evolving global laws and regulations relating to privacy, data protection and information security, which may require us to incur substantial compliance costs, and changes in such laws and regulations any failure or perceived failure by us to comply with such laws and regulations may harm our business and operations.

In the ordinary course of business, we process personal data and other sensitive information, including our proprietary and confidential business data, trade secrets, intellectual property, data about trial participants collected in connection with clinical trials, and other sensitive data. Our data processing activities subject us to numerous data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contracts, and other obligations that govern the processing of personal data by us and on our behalf.

In the United States, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, and consumer protection laws. For example, the U.S. federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), imposes specific requirements relating to the privacy, security, and transmission of individually identifiable health information. At the state level, the California Consumer Privacy Act of 2018 (“CCPA”), as amended and supplemented by the California Privacy Rights Act, imposes obligations on businesses to which it applies. The CCPA allows for statutory fines for noncompliance. Although the CCPA exempts some data processed in the context of clinical trials, the CCPA, to the extent applicable to our business and operations, may increase compliance costs and potential liability with respect to other personal information we may maintain about California residents. Other states have also enacted data privacy laws, including sector-specific laws such as Washington’s My Health, My Data Act, and numerous general privacy laws that share similarities with the CCPA. Additional data privacy and security laws have been proposed at the federal, state, and local levels in recent years, which could further complicate compliance efforts.

Outside the U.S., the European Union’s general data protection regulation (“EU GDPR”) and the United Kingdom’s general data protection regulation impose strict requirements for processing the personal data of individuals. For example, under the EU GDPR, government regulators may impose temporary or definitive bans on data processing, as well as fines of up to 20 million euros or 4% of annual global revenue, whichever is greater. Further, individuals may initiate litigation related to our processing of their personal data. Certain other foreign jurisdictions have enacted laws and regulations relating to privacy, data protection, and information security, as well as certain data localization laws and cross-border personal data transfer laws, that could make it more difficult to transfer information across jurisdictions, such as transferring or receiving personal data that originates in the EU. For example, in Canada, where we are headquartered, federal and provincial legislation impose strict requirements for the processing of personal data of individuals, with substantial penalties for noncompliance.

Although we endeavor to comply with all applicable data privacy and security obligations, these obligations are quickly changing in an increasingly stringent fashion, creating some uncertainty as to how to comply, and potentially requiring us to modify our policies and practices, which may be costly and may divert the attention of management and technical personnel. Further, we may at times fail, or be perceived to have failed, to have complied with laws, regulations or other actual or asserted obligations relating to privacy, data protection or information security, and could face significant consequences. These consequences may include, but are not limited to, government enforcement actions, investigations and other proceedings; private claims, demands, and litigation; additional reporting requirements and/or oversight; bans on processing personal data; orders to destroy or not use personal data; imprisonment of company officials and fines, penalties, and other liabilities. Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to: interruptions or stoppages in our business operations, including our clinical trials; inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or revision or restructuring of our operations.

Our business and operations could suffer in the event of an actual or perceived information security incident such as a cybersecurity breach, system failure, or other compromise of our systems or those of a third-party or other contractor or vendor.

We rely on both internal information technology systems and networks, and those of third parties and their vendors and contractors, to transmit, store and otherwise process information in connection with our business activities. We are increasingly dependent upon our technology systems to operate our business and our ability to effectively manage our business depends on the security, reliability and adequacy of our and our third-party or other contractors’ or vendors’ technology systems and data. Any cyberattack, including phishing or other forms of social engineering, business email compromise, ransomware or other malware, or any security breach, security incident, or other destruction, loss, or unauthorized use, modification, or other processing of data maintained or otherwise processed by us or on our behalf could result in a loss of intellectual property or misappropriation of trade secrets, disruptions to our business and operations, subject us to increased costs and require us to expend time and resources to address the matter, may subject us to claims, demands, and proceedings by private parties, regulatory investigations and other proceedings, and fines, penalties, and other liability and have a material adverse effect on our business. In addition, the loss, alteration or other damage to or other unavailability of pre-clinical data or clinical trial data from completed or ongoing clinical trials for our product candidates could result in delays in our development and regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Any cyber-attack, security breach or incident, or other destruction, loss or unauthorized processing of data maintained or otherwise processed by us or on our behalf, or the perception any such matter has occurred, could result in actual or alleged violations of applicable U.S. and international privacy, data protection, information security and other laws and regulations, harm to our reputation, and subject us to claims, demands and litigation by private parties and governmental investigations and other proceedings by federal, state and local regulatory entities in the U.S. and by international regulatory entities, resulting in exposure to material civil and/or criminal proceedings and liability. In addition, we may incur significant additional expense to implement further measures and policies relating to privacy, data protection and information security, whether in response to an actual or perceived security breach or incident or otherwise.

To date, although we have faced cyberattacks and suffered information security incidents, we have not experienced any material impact to our business, financial position or operations resulting from cyberattacks or other information security incidents of which we are aware; however, because of frequently changing attack techniques, along with the increased volume and sophistication of such attacks, our business, financial position or operations could be adversely impacted in the future. Moreover, the prevalent use of mobile devices that access confidential information, widespread use of cloud-based applications with remote data centers, and ability to work remotely all increase the risk of security breaches and incidents. These risks may be heightened due to the increasing number of our and our vendors’ and contractors’ personnel working remotely. Further geopolitical events such as wars and conflicts may increase the cybersecurity threats we and the third parties we work with face. As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate information security vulnerabilities. While we have implemented security measures, our computer systems and the external systems and services used by our third-party contract manufacturers and CROs and their vendors and contractors remain potentially vulnerable to these events and there can be no assurance that we will be successful in preventing cyber-attacks or successfully mitigating their effects. Our liability insurance may not be sufficient in type or amount to cover us against claims related to security breaches, cyberattacks and other related incidents, and we cannot be sure that such coverage will continue to be available on acceptable terms or at all. In addition, regulators are considering new cybersecurity laws and regulations. These proposed laws and regulations may impact the manner in which we operate and require us to incur increasing costs.

Any of the foregoing security risks could have a material adverse effect on our business, results of operations, or financial condition.

We may fail to manage our growth successfully which may adversely impact our operating results.

The Company’s failure to manage its growth successfully may adversely impact its operating results. The Company’s ability to manage growth will require it to continue to build its operational, financial and management controls, contracting relationships, marketing and business development plans and controls and reporting systems and procedures. The Company’s ability to manage its growth will also depend in large part upon a number of factors, including the ability for it to rapidly:

•	expand its internal and operational and financial controls significantly so that it can maintain control over operations;

•	attract and retain qualified technical personnel in order to continue to develop its product candidates; and

•	build commercial infrastructure following any approval of product candidates.

An inability to achieve any of these objectives could harm the business, financial condition and results of operations of the Company.

We rely on the protection of our intellectual property rights.

The Company’s commercial success depends to a significant degree upon its ability to develop new or improved technologies, instruments and products, and to obtain patents or other intellectual property rights or statutory protection for these technologies and products in Canada, the United States and other countries, such as the countries in the European Union and Asia. The Company intends to patent concepts, components, processes, industrial designs and methods, and other inventions and technologies that it considers to have commercial value or that will likely give it a competitive advantage. Despite devoting resources to the research and development of proprietary technology, the Company may not be able to develop new technology that is patentable or protectable. Further, patents issued to the Company, if any, could be challenged, held invalid or unenforceable, or be circumvented and may not provide the Company with necessary or sufficient protection or a competitive advantage.

In addition, despite its efforts to protect and maintain its patents, competitors and other third parties may be able to design around the Company’s patents, if so awarded, or develop products similar to its products that are not within the scope of such patents. Finally, patents provide certain statutory protection for a limited period of time that varies depending on the jurisdiction and type of patent. The statutory protection term of the Company’s material patents will expire at some time and thereafter the underlying technology of such patents will be allowed to be used by any third party, including its competitors. Moreover, the inventions covered by patents may be free to be used in countries for which there is no patent protection. A number of the Company’s competitors and other third parties have been issued patents, or may have filed patent applications, or may obtain additional patents or other intellectual property rights for technologies similar to those that the Company has developed, used or commercialized, or may develop, use or commercialize in the future. As certain patent applications in the United States and other countries are maintained in secrecy for a period of time after filing, and as publication or public awareness of new technologies often lags behind actual discoveries, the Company cannot be certain that it has been the first to develop the technology covered by its pending patent applications. In addition, the disclosure in its patent applications, including in respect of the utility of its claimed inventions, may not be sufficient to meet the statutory requirements for patentability in all cases. As a result, the Company cannot assure that its patent applications will result in valid or enforceable patents.

Prosecution and protection of the rights sought in patent applications and patents can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. In addition, the breadth of claims allowed in the Company’s future patents, their enforceability and its ability to protect and maintain them cannot be predicted with any certainty. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of Canada or the United States. Even if its patents are held to be valid and enforceable in a certain jurisdiction, any legal proceedings that the Company may initiate against third parties to enforce such patents will likely be expensive, take significant time and divert management’s attention from other business matters. The Company cannot assure that any of its pending patent applications will provide any protectable, maintainable or enforceable rights or competitive advantages to it.

In addition to patents, the Company relies on a combination of industrial designs, trademarks, trade secrets and other related laws and confidentiality procedures and contractual provisions to protect, maintain and enforce its proprietary technology and intellectual property rights in the United States, Canada and other countries. However, the Company’s ability to protect its brand by registering certain trademarks may be limited. In addition, while the Company generally enters into confidentiality and non-disclosure agreements with its employees, consultants and contractors to attempt to limit access to and distribution of its proprietary and confidential information, it is possible that:

•	misappropriation of its proprietary and confidential information, including technology, will nevertheless occur;

•	its confidentiality agreements will not be honored or may be rendered unenforceable;

•	third parties will independently develop equivalent, superior or competitive technology or products;

•	disputes will arise concerning the ownership, validity, enforceability, use patentability or registrability of intellectual property; or

•	unauthorized disclosure of its know-how, trade secrets or other proprietary or confidential information will occur.

The Company cannot assure that it will be successful in protecting, maintaining or enforcing its intellectual property rights. If it is not successful in protecting, maintaining or enforcing its intellectual property rights, then the Company’s business, operating results and financial condition could be materially adversely affected.

We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of Canada and the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, particularly developing countries, do not favour the enforcement of patents and other intellectual property protection, especially those relating to life sciences. To the extent that the Company has obtained or is able to obtain patents or other intellectual property rights in any foreign jurisdictions, it may be difficult for the Company to stop the infringement of the Company’s patents or the misappropriation of other intellectual property rights. For example, some foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the availability of certain types of patent rights and enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit.

Proceedings to enforce the Company’s patent rights in foreign jurisdictions could result in substantial costs and divert the Company’s efforts and attention from other aspects of the Company’s business. Accordingly, the Company’s efforts to protect the Company’s intellectual property rights in such countries may be inadequate.

Guidelines and recommendations published by various organizations can reduce the use of products that we may commercialize.

Government agencies promulgate regulations and guidelines directly applicable to us and to our product candidates and any future products. In addition, professional societies, such as the American Gastroenterological Association, the Joint Task Force for Allergy-Immunology Practice Parameters, the American College of

Rheumatology, practice management groups, private health and science foundations and organizations involved in various diseases from time to time may also publish guidelines or recommendations to the healthcare and patient communities with respect to specific products. Recommendations of government agencies or these other groups or organizations may relate to such matters as usage, dosage, route of administration and use of concomitant therapies. Recommendations or guidelines that do not recognize the Company’s future products, suggest limitations or inadequacies of the Company’s future products, or suggest the use of competitive or alternative products as the standard of care to be followed by patients and healthcare providers, could result in decreased use or adoption of the Company’s future products.

Patent reform legislation in the United States could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

On September 16, 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) was signed into law. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. In particular, under the Leahy-Smith Act, the United States transitioned in March 2013 to a “first to file” system in which the first inventor to file a patent application will be entitled to the patent. Third parties are allowed to submit prior art before the issuance of a patent by the United States Patent and Trademark Office (“USPTO”) and may become involved in post-grant proceedings including opposition, derivation, re-examination, inter partes review or interference proceedings challenging the Company’s patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope or enforceability of, or invalidate, the Company’s patent rights, which could adversely affect the Company’s competitive position.

The USPTO has developed regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act and in particular the first to file provisions, did not become effective until March 16, 2013. However, the full impact that the Leahy-Smith Act will have on the operation of the Company’s business is not clear. The Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of the Company’s patent applications and the enforcement or defense of the Company’s issued patents, as well as the Company’s ability to bring about timely favourable resolution of any disputes involving the Company’s patents and the patents of others.

Non-compliance with regulatory requirements may reduce or eliminate our patent protection.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which non-compliance can result in unenforceability, invalidity, abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in unenforceability, invalidity, abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If the Company or any future licensors fail to maintain the patents and patent applications covering the Company’s product candidates, the Company’s competitive position would be adversely affected.

We may infringe the intellectual property rights of others.

The Company’s commercial success depends, in part, upon it not infringing or violating intellectual property rights owned by others. The industry in which the Company competes has participants that own, or claim to own, intellectual property. The Company cannot determine with certainty whether any existing third-party patents, or the issuance of any new third-party patents, would require it to alter its technologies or products, obtain licenses or cease certain activities, including the sale of certain products.

The Company may in the future receive claims from third parties asserting infringement and other related claims. Litigation may be necessary to determine the scope, enforceability and validity of third-party intellectual property rights or to protect, maintain and enforce the Company’s intellectual property rights. Some of the Company’s competitors have, or are affiliated with companies having, substantially greater resources than it has, and these competitors may be able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than the Company can. Regardless of whether claims that it is infringing or violating patents or other intellectual property rights have any merit, those claims could:

•	adversely affect the Company’s relationships with current or future counterparties;

•	adversely affect its reputation with suppliers, payors or customers;

•	be time-consuming and expensive to evaluate and defend;

•	divert management’s attention and resources;

•	subject the Company to significant liabilities and damages;

•	require it to enter into royalty or licensing agreements; or

•	require it to cease certain activities, including the sale of products.

If it is determined that the Company has infringed upon, violated or is infringing upon or violating a patent or the intellectual property right of any other person, or if it is found liable in respect of any other related claim, then in addition to being liable for potentially substantial damages, the Company may be prohibited from developing, using, distributing, selling or commercializing certain of its technologies and products unless it obtains a license from the holder of the patent or other intellectual property right. The Company cannot assure that it will be able to obtain any such license on a timely basis or on commercially favourable terms, or that any such licenses will be available, or that workarounds will be feasible and cost-efficient. If it does not obtain such a license or find a cost-efficient workaround, the Company’s business, operating results and financial condition could be materially adversely affected and it could be required to cease related business operations in some markets and restructure its business to focus on its continuing operations in other markets.

We may be subject to claims arising from consultants or contractors misappropriating intellectual property.

Many of the Company’s consultants and contractors were previously or are concurrently employed at or engaged by biotechnology companies, and/or other pharmaceutical companies, including the Company’s competitors or potential competitors, or academic research institutions. Some of these consultants and contractors, including each member of the Company’s senior management or the Company’s other employees, may have executed proprietary rights, nondisclosure and non-competition agreements in connection with such previous or concurrent employment. The Company may be subject to claims that the Company or its consultants and contractors have used or disclosed the intellectual property and other proprietary information or know-how or trade secrets of others in their work for the Company. Litigation may be necessary to defend against these claims. The Company is not aware of any threatened or pending claims related to these matters or concerning agreements with the Company’s senior management, or other of the Company’s employees, consultants, and contractors, but litigation may be necessary in the future to defend against such claims. If the Company fails in defending any such claims, in addition to paying monetary damages, the Company may lose valuable intellectual property rights, or personnel or access to consultants and contractors. Even if the Company is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

In addition, while the Company’s policy is to require the Company’s consultants and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to the Company, the Company may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that the Company regards as the Company’s own, which may result in claims by or against the Company related to the ownership of such intellectual property. If the Company fails in prosecuting or defending any such claims, in addition to paying monetary damages, the Company may lose valuable intellectual property rights. Even if the Company is successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to the Company’s management and scientific personnel.

We use hazardous chemicals and biological materials in our business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

Our product manufacturing, research and development, and testing activities involve the controlled use of hazardous materials, including chemicals and biological materials. We cannot eliminate the risks of accidental contamination or the accidental discharge of these materials, or any resulting injury from such an event. We may be subjected to litigation for any injury that results from our use or the use by third parties of these materials, and our liability may exceed our insurance coverage and our total assets. Our use, manufacture, storage, handling and disposal of these hazardous materials and specified waste products, as well as the discharge of pollutants into the environment and human health and safety matters, are governed by federal, state, provincial and local legislation. We are also subject to various laws and regulations relating to safe working conditions, laboratory and manufacturing practices. Our operations may require that environmental permits and approvals be issued by applicable government agencies, which can be costly and time-consuming to attain. These regulations and legislation can change, or new ones come into place, due to future legislative or administrative actions. These events could cause us to incur additional expense or restrict our operations. Compliance with environmental laws and regulations, current or future, may be expensive and prohibitive for our research, development, or production efforts. Failure to comply could incur substantial costs and liabilities, including civil or criminal fines and penalties, clean-up costs or capital expenditures to achieve and maintain compliance.

If product liability lawsuits are brought against us, then we may incur substantial liabilities and may be required to limit commercialization of EP-104, if approved for any indication, and any other future products.

The Company faces a potential risk of product liability as a result of distribution of its product candidates for testing and commercialization of EP-104 for any indication and other pipeline products, if approved. For example, the Company may face claims if use of EP-104 allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in product quality, a failure to warn of dangers inherent in the product candidate or product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If the Company cannot successfully defend itself against product liability claims, the Company may incur substantial liabilities or be required to limit commercialization of the product subject to such claims. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for any current and future approved product candidates;

•	injury to the Company’s reputation;

•	costs to defend any related litigation;

•	diversion of management’s time and the Company’s resources;

•	product recalls, withdrawals or labeling, marketing or promotional restrictions;

•	loss of revenue;

•	inability to commercialize EP-104 for any indication and other products, if approved;

•	decline in the Company’s stock price; and

•	exposure to adverse publicity.

Although the Company currently has product liability insurance in place, the Company does not know whether the limits of the insurance will be sufficient to satisfy any claims should they arise. We may not have sufficient resources to pay for any liabilities resulting from a claim excluded from or beyond the limits of, our insurance coverage. If we cannot successfully defend ourselves against a product liability claim, we may incur substantial liabilities.

Our employees, independent contractors, principal investigators, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading, which could significantly harm our business.

The Company is exposed to the risk that employees, independent contractors, principal investigators, consultants, commercial partners and vendors may engage in fraudulent or other illegal activity, fraud or other misconduct. Misconduct by these parties could include intentional, reckless or negligent conduct or disclosure of unauthorized activities to the Company that violates: (i) the law and regulations of the FDA and non-US regulators, including those laws that require the reporting of true, complete and accurate information to the FDA and non-US regulators, (ii) healthcare fraud and abuse laws and regulations in the United States and elsewhere, and (iii) laws that require the true, complete and accurate reporting of financial information or data. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Misconduct in violation of these laws may also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to the Company’s reputation. It is not always possible to identify and deter misconduct by the Company’s executives, employees, consultants and other third parties, and any precautions the Company takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against the Company, and the Company is not successful in defending itself or asserting the Company’s rights, those actions could have a significant impact on the Company’s business, including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in national healthcare programs, contractual damages, reputational harm, diminished profits and future earnings and curtailment of the Company’s operations, any of which could adversely affect the Company’s ability to operate the business and the Company’s results of operations.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of the Common Shares may be volatile, and in the past companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. The Company may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could adversely impact the Company’s business. Any adverse determination in litigation could also subject the Company to significant liabilities.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

The Company relies on trade secrets to protect the Company’s proprietary technological advances and know-how, especially where the Company does not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. The Company relies in part on confidentiality agreements with the Company’s consultants, contractors, outside scientific collaborators, sponsored researchers and other advisors, including the third parties the Company relies on to manufacture the Company’s product candidates, to protect the Company’s trade secrets and other proprietary information. However, any party with whom the Company has executed such an agreement may breach that agreement and disclose the Company’s proprietary information, including the Company’s trade secrets. Accordingly, these agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of the Company’s proprietary rights. In addition, others may independently discover the Company’s trade secrets and proprietary information. Failure to obtain or maintain trade secret protection could enable competitors to use the Company’s proprietary information to develop products that compete with the Company’s products or cause additional, material adverse effects upon the Company’s competitive business position and financial results.

Lawsuits relating to intellectual property infringement would be costly and time consuming.

The Company may be required to initiate litigation to enforce or defend the Company’s intellectual property rights. These lawsuits can be very time consuming and costly. There is a substantial amount of litigation involving patent and other intellectual property rights in the pharmaceutical industry generally. Such litigation or proceedings could substantially increase the Company’s operating expenses and reduce the resources available for development activities or any future sales, marketing or distribution activities.

In infringement litigation, any award of monetary damages the Company receives may not be commercially valuable. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of the Company’s confidential information and trade secrets could be compromised by disclosure during litigation. Moreover, there can be no assurance that the Company will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are resolved. Further, any claims the Company asserts against a perceived infringer could provoke these parties to assert counterclaims against the Company alleging that the Company has infringed their patents. Some of the Company’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than the Company can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on the Company’s ability to compete in the marketplace.

In addition, the Company’s patents and patent applications could face other challenges, such as interference proceedings, opposition proceedings, reissue, inter partes review, re-examination proceedings, third-party submissions of prior art, and other forms of post-grant review. Any of these challenges, if successful, could result in the invalidation of, or in a narrowing of the scope or preventing the issuance of, any of the Company’s patents and patent applications subject to challenge. Any of these challenges, regardless of their success, would likely be time consuming and expensive to defend and resolve and would divert the Company’s management and scientific personnel’s time and attention.

In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the market price of the Common Shares. Such litigation or proceedings could substantially increase the Company’s operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. The Company may not have sufficient financial or other resources to adequately conduct such litigation or proceedings.

Even if resolved in the Company’s favour, litigation or other legal proceedings relating to intellectual property claims may cause the Company to incur significant expenses and could distract the Company’s technical and management personnel from their normal responsibilities, which could have a material adverse effect on the Company’s financial position and results of operations.

Our directors and executive officers may be affiliated with other biotech companies and may have conflicts of interest.

Certain of the directors and executive officers of the Company may, from time to time, be employed by or affiliated with organizations which have entered into agreements or will enter into agreements with the

Company. As disputes may arise between these organizations and the Company, or certain of these organizations may undertake or have undertaken research with the Company’s competitors, there exists the possibility for such persons to be in a position of conflict. The Company cannot assure that any decision or recommendation made by these persons involving the Company will be made in accordance with his or her duties and obligations to deal fairly and in good faith with the Company and such other organizations.

Our business may be affected by macroeconomic conditions.

Various macroeconomic factors could adversely affect the Company’s business and the results of the Company’s operations and financial condition, including changes in inflation, interest rates and foreign currency exchange rates, and overall economic conditions and uncertainties, including those resulting from political instability and the current and future conditions in the global financial markets. For instance, if inflation or other factors were to significantly increase the Company’s business costs, it may not be feasible to pass through price increases to patients. Interest rates, the liquidity of the credit markets and the volatility of the capital markets could also affect the value of the Company’s investments and the Company’s ability to liquidate the Company’s investments in order to fund the Company’s operations, if necessary.

Interest rates and the ability to access credit markets could also adversely affect the ability of payors and distributors to purchase, pay for and effectively distribute the Company’s products if and when approved. Similarly, these macroeconomic factors could affect the ability of the Company’s current or potential future contract manufacturers, sole-source or single-source suppliers, or licensees to remain in business or otherwise manufacture or supply the Company’s product candidates. Failure by any of them to remain in business could affect the Company’s ability to manufacture product candidates.

Our business may be affected by global geopolitical risks.

In addition to the risks specific to the countries in which the Company operates, global events such as war and occupation, terrorism and related geopolitical risks may lead to increased market volatility and may have adverse short-term and long-term effects on world economies and markets generally. For example, in late February 2022, Russian military forces launched significant military action against Ukraine, and conflict and disruption in the region is ongoing. This conflict has the potential to affect our clinical trial operations in Poland, Czech Republic and Denmark. The impact to Ukraine, as well as actions taken by other countries, including new and stricter sanctions by Canada, the United Kingdom, the European Union, the United States and other countries and organizations against officials, individuals, regions, and industries in Russia, Ukraine and Belarus, and each country’s potential response to such sanctions, tensions, and military actions could have an adverse effect on the Company’s operations. These countries may impose further sanctions or other restrictive actions against governmental or other individuals or organizations in Russia or elsewhere. There is increased uncertainty with respect to the ongoing conflict in Ukraine and Ukraine’s current relationship with the United States. The effects of disruptive events could affect the global economy and financial and commodities markets in ways that cannot necessarily be foreseen at the present time. These events could also exacerbate other pre- existing political, social and economic risks, including those described elsewhere in this prospectus. In addition, the ongoing armed conflict in Iran and the surrounding region could adversely affect our business, results of operations, the value of our securities, and the pharmaceutical industry in general. The conflict and related regional instability may disrupt global supply chain and contribute to energy price volatility, inflationary pressures, currency fluctuations, and general market instability.

We may be responsible for corruption and anti-bribery law violations.

The Company’s business activities are subject to the to the United States Foreign Corrupt Practices Act (the “FCPA”) and other anti-bribery and anti-corruption laws of the United States and other countries in which the Company operates, as well as U.S. and certain foreign export controls and trade sanctions which generally prohibit companies and company employees from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. The Company’s employees or other agents may, without its knowledge and despite its efforts, engage in prohibited conduct under the Company’s policies and procedures and the FCPA or other anti-bribery laws for which the Company may be held responsible. If the Company’s employees or other agents are found to have engaged in such practices, the Company could suffer severe penalties and other consequences that may have a material adverse effect on its business, financial condition and results of operations. In February 2025, President Trump issued an executive order directing the U.S. Department of Justice (“DOJ”) to pause enforcement of the FCPA and to issue new enforcement guidelines that take into consideration U.S. national security and the competitiveness of U.S. companies abroad. New guidelines were issued by DOJ in June 2025 with enforcement efforts increasingly focused on matters involving significant criminal conduct that impacts US national security and economic interests. It is unclear how this presidential directive may affect the pharmaceutical industry as a whole or the business of the Company in particular.

We are subject to foreign exchange risks.

As the Company grows and does business in foreign markets, including the United States and Europe, it is quite possible that transactions will take place in foreign currencies. At this point the Company does not participate in hedging activities. Although the Company cannot predict the effect of possible foreign exchange losses in the future, if such losses occurred, they could have a material adverse effect on the Company’s business, results of operation, and financial condition. In addition, fluctuations in exchange rates could affect the pricing of the Company’s products and negatively influence customer demand.

We are subject to taxation risks and changing rules by different tax authorities.

Tax examinations are often complex as tax authorities may disagree with the treatment of items reported by the Company, the result of which could have a material adverse effect on the Company’s financial condition and results of operations. In addition, the Company may be subject to routine tax audits by various tax authorities. Tax audits may result in additional tax, interest payments and penalties which, if levied, would negatively affect the financial condition and operating results of the Company.

It is possible that a current or future government of any country in which the Company operates may adopt substantially different tax policies or tax laws. Any such changes could result in higher taxes being payable by the Company, which could adversely affect the future cash flows, earnings, results of operations and/or financial condition of the Company.

We are subject to a number of risks and hazards and may not be sufficiently insured for all of them.

The Company’s business is subject to a number of general risks and hazards, including general liability. Such occurrences could result in damage to property, inventory or facilities, personal injury or death to end-customers or operators, damage to the properties of the Company or the properties of others, monetary losses and possible legal liability. Although the Company maintains insurance to protect against certain risks in such amounts as it considers to be reasonable, its insurance may not cover all the potential risks associated with its operations. The Company may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. The Company might also become subject to liability which may not be insured against or which the Company may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Company to incur significant costs that could have a material adverse effect upon the Company’s financial performance and results of operations.

We devote significant resources to regulatory compliance as a public entity.

As a public company, the Company incurs significant legal, accounting and other expenses. Legal, accounting and other expenses associated with public company reporting requirements have increased significantly in recent years. The Company anticipates that costs may continue to increase with corporate governance related requirements, including, without limitation, requirements under National Instrument 52-109—Certification of Disclosure in Issuers’ Annual and Interim Filings, National Instrument 52-110 - Audit Committees and National Instrument 58-101—Disclosure of Corporate Governance Practices.

The Company’s management and other personnel will devote a substantial amount of time to regulatory compliance initiatives. Moreover, these rules and regulations have increased the Company’s legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations have made it more difficult and more expensive for the Company to obtain director and officer liability insurance.

The Company’s testing, or any subsequent testing by the Company’s independent auditor, has in the past and may in the future reveal deficiencies in the Company’s internal control over financial reporting that are deemed to be material weaknesses. The Company will incur substantial accounting expense and expend significant management efforts to comply with internal control over financial reporting requirements. The Company currently does not have an internal audit group, and the Company anticipates hiring additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if the Company is not able to comply with these requirements in a timely manner or if the Company or the Company’s independent auditor identifies deficiencies in the Company’s internal control over financial reporting that are deemed to be material weaknesses, the market price of the Common Shares could decline, and the Company could be subject to sanctions or investigations by applicable securities regulatory authorities, which would require additional financial and management resources.

If we are unable to develop and maintain effective disclosure controls and procedures and internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and may adversely affect our business, financial condition and results of operations.

A material weakness is a deficiency, or a combination of deficiencies, in disclosure controls and procedures and internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Effective disclosure controls and procedures and internal control over financial reporting is necessary for us to provide reliable financial reporting and prevent fraud. Specifically, there was insufficient review of the classification of liabilities and equity under IAS 32 and the valuation of instruments in accordance with IFRS 13. Although we have remediated this material weakness, we may identify additional material weaknesses in the future.

As a Nasdaq-listed reporting issuer in the United States, we are required to comply with the requirements of the U.S. Exchange Act, Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the listing standards of Nasdaq, including, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the U.S. Exchange Act is accumulated and communicated to our management, including our principal executive and financial officers.

We are also continuing to improve our internal control over financial reporting. Pursuant to the SEC rules that implement Section 404 of the Sarbanes-Oxley Act, beginning with our second annual report on Form 40-F after becoming subject to the reporting requirements of the U.S. Exchange Act, we are required to make a formal assessment of the effectiveness of our internal control over financial reporting. To achieve compliance with this requirement within the prescribed time period, we are engaged in a process to document and evaluate our internal control over financial reporting under such rules, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our internal control over financial reporting, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed time period or at all, that our internal control over financial reporting is effective as required by Section 404 of the Sarbanes-Oxley Act. Moreover, our testing, or the subsequent testing by our independent registered public accounting firm, has in the past and may in the future reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses.

Any failure to implement and maintain effective disclosure controls and procedures and internal control over financial reporting, including the identification of one or more material weaknesses, could adversely impact our ability to report our financial condition and results of operations on a timely and accurate basis and could cause investors to lose confidence in the accuracy and completeness of our financial statements and reports, which would likely adversely affect the market price of our Common Shares. In addition, we could be subject to sanctions or investigations by Nasdaq, the SEC and other regulatory authorities. We also face potential for litigation or other disputes which may include, among others, claims invoking the securities laws, contractual claims or other claims arising from the restatement and the material weakness in our disclosure controls and procedures and internal control over financial reporting and the preparation of our financial statements. As of the date of this prospectus, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could adversely affect our business, financial condition and results of operations.

Risks Relating to Marketing, Reimbursement, Healthcare Regulations and Ongoing Regulatory Compliance

Coverage and reimbursement may be limited or unavailable in certain market segments for our product candidates, if approved, which could make it difficult for us to sell any product candidates or therapies, if approved, profitably.

The success of our product candidates, if approved, depends on the availability of adequate coverage and reimbursement from third-party payors, including government agencies. There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. Coverage may be more limited than the purposes for which a therapeutic is approved by the FDA or comparable regulatory authorities in other jurisdictions.

In the United States and some other jurisdictions, patients who are provided medical treatment for their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid in the United States, and commercial payors are critical to new product acceptance.

Government authorities and other third-party payors, such as private health insurers and health maintenance organizations, decide which drugs and treatments they will cover and the amount of reimbursement. In the United States, the principal decisions about reimbursement for new medicines are typically made by the Centers for Medicare & Medicaid Services (“CMS”) an agency within the U.S. Department of Health and Human Services (“HHS”). CMS decides whether and to what extent a new medicine will be covered and reimbursed under Medicare, and private payors often follow CMS’ coverage decisions. Other jurisdictions have agencies, such as the National Institute for Health and Care Excellence in the UK and Canada’s Drug Agency in Canada, that evaluate the use and cost-effectiveness of therapies, which impact the utilization and price of the medicine in such jurisdiction.

In the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. As a result, obtaining coverage and reimbursement approval of a product from a government or other third-party payor is a time-consuming and costly process that could require us to provide to each payor supporting scientific, clinical and cost-effectiveness data for the use of our products on a payor-by-payor basis, with no assurance that coverage and adequate reimbursement will be obtained. Even if we obtain coverage for a given product, the resulting reimbursement payment rates might not be adequate for us to maintain pricing sufficient to achieve or sustain profitability or may require co-payments that patients find unacceptably high.

We intend to seek approval to market our product candidates in different jurisdictions, which could include the United States, Canada and other selected foreign jurisdictions. If we obtain approval in any of these jurisdictions for our product candidates, we will be subject to rules and regulations in those jurisdictions. Market acceptance and sales will depend significantly on the availability of adequate coverage and reimbursement from third-party payors for our product candidates, if approved. In the U.S. and some foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could, among other things, restrict or regulate post-approval activities and affect our ability to profitably sell or commercialize any product candidate for which we, or our collaborators, obtain marketing approval. We expect that current laws, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we, or any collaborators, may receive for any product candidate for which we receive marketing approval. If reimbursement is unavailable or limited in scope, our business could be materially harmed.

Our relationships with healthcare providers and physicians and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare providers, physicians and third-party payors in the United States, Canada, and elsewhere play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval. If we obtain FDA approval for any of our product candidates and begin commercializing those products in the United States, our current and future arrangements with healthcare providers, third-party payors, customers, and others may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations. In particular, the research of our product candidates, as well as the promotion, sales and marketing of healthcare items and services and certain business arrangements in the healthcare industry, are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business or financial arrangements.

The applicable U.S. federal, state and other healthcare laws and regulations laws that may affect our ability to operate include, but are not limited to:

•

the federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual, or the purchase, lease, order, arrangement, or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity can be found guilty of violating the statute without actual knowledge of the statute or specific intent to violate it. The term remuneration has been interpreted broadly to include anything of value. Further, courts have found that if “one purpose” of renumeration is to induce referrals, the federal Anti-Kickback Statute is violated. Violations are subject to significant civil and criminal fines and penalties for each violation, plus up to three times the remuneration involved, imprisonment, and exclusion from government healthcare programs. In addition, a claim submitted for payment to any federal healthcare program that includes items or services that were made as a result of a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act (“FCA”). The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers, and formulary managers, among others, on the other. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution;

•

the federal civil and criminal false claims laws, including the FCA, and civil monetary penalty laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, false, fictitious or fraudulent claims for payment to, or approval by Medicare, Medicaid, or other federal healthcare programs; knowingly making, using, or causing to be made or used, a false record or statement material to a false, fictitious or fraudulent claim or an obligation to pay or transmit money or property to the federal government; or knowingly concealing or knowingly and improperly avoiding, decreasing or concealing an obligation to pay money to the federal government. A claim that includes items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim under the FCA. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistleblower” to bring qui tam actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery or settlement. When an entity is determined to have violated the FCA, the government may impose civil fines and penalties for each false claim, plus treble damages, and exclude the entity from participation in Medicare, Medicaid and other federal healthcare programs;

•

HIPAA, which created additional federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private), and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false, fictitious or fraudulent statement or representation, or making or using any false writing or document knowing the same to contain any materially false fictitious or fraudulent statement or entry in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity can be found guilty of violating HIPAA fraud provisions without actual knowledge of the statute or specific intent to violate it;

•

HIPAA, as amended by HITECH, and their respective implementing regulations, which impose, among other things, certain requirements relating to the privacy, security and transmission of individually identifiable health information on certain covered healthcare providers, health plans, and healthcare clearinghouses, known as covered entities, as well as their respective “business associates,” those independent contractors or agents of covered entities that create, receive, maintain, transmit or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates and their covered subcontractors, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, there are additional federal, state and non-U.S. laws which govern the privacy and security of health and other personal information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts;

•

the federal Physician Payments Sunshine Act, created under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”), and its implementing regulations, which require manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to CMS information related to direct or indirect payments and other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists, chiropractors, physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, and certified nurse- midwives), certain non-physician providers such as physician assistants and nurse practitioners, and teaching hospitals, as well as ownership and investment interests held by the physicians and their immediate family members;

•

federal price reporting laws, which require manufacturers to calculate and report complex pricing metrics to government programs, where such reported prices may be used in the calculation of reimbursement and/or discounts on approved products;

•	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

•

analogous U.S. state, local and foreign laws and regulations, such as state anti-kickback and false claims laws, which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by any third-party payor, including private insurers and may be broader in scope than their federal equivalents; state and foreign laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and other relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources, including the April 2003 Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers and/or the Pharmaceutical Research and Manufacturers of America’s Code on Interactions with Healthcare Professionals; state and foreign laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers, marketing expenditures or drug pricing; state and local laws that require the registration of pharmaceutical sales representatives; and state and foreign laws governing the privacy and security of health information, some of which may be more stringent than those in the United States (such as the European Union, which adopted the General Data Protection Regulation, which became effective in May 2018) in certain circumstances, and may differ from each other in significant ways and often are not pre-empted by HIPAA, thus complicating compliance efforts.

The distribution of pharmaceutical products is subject to additional requirements and regulations, including extensive record-keeping, licensing, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products.

The scope and enforcement of each of the aforementioned laws are uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. Ensuring business arrangements comply with applicable healthcare laws, as well as responding to possible investigations by government authorities, can be time- and resource-consuming, costly, and can divert a company’s attention from the business.

It is possible that governmental and enforcement authorities will conclude that our business practices, including our arrangements with physicians and other healthcare providers, may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of the laws described above or any other government regulations that apply to us, we may be subject to significant sanctions, including civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, reputational harm, exclusion from participation in federal and state funded healthcare programs, contractual damages and the curtailment or restricting of our operations, as well as additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws. Further, if any of the physicians or other healthcare providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to similar penalties. Any action for violation of these laws, even if successfully defended, could cause a pharmaceutical manufacturer to incur significant legal expenses and divert management’s attention from the operation of the business. In addition, the approval and commercialization of any product candidate in other countries will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws. All of these could harm our ability to operate our business and our financial results.

Our research and development activities could be affected or delayed as a result of possible restrictions on animal testing.

Certain laws and regulations require us to test our product candidates on animals before initiating clinical trials involving humans. Animal testing activities have been the subject of controversy and adverse publicity. Animal rights groups and other organizations and individuals have attempted to stop animal testing activities by pressing for legislation and regulation in these areas and by disrupting these activities through protests and other means. To the extent the activities of these groups are successful, our research and development activities may be interrupted, delayed or become more expensive.

Ongoing healthcare legislative and regulatory reform measures may have a material adverse effect on our business and results of operations.

The United States and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system, including implementing cost-containment programs to limit the growth of government-paid healthcare costs, including price controls, restrictions on reimbursement and requirements for substitution of generic products for branded prescription drugs.

In the United States, The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, (the “Affordable Care Act”), substantially regulates the way healthcare is financed by both governmental and private insurers in the United States. The Affordable Care Act was intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add transparency requirements for the healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. There have been significant ongoing judicial, administrative, executive and legislative efforts to modify or eliminate the Affordable Care Act.

Changes to and under the Affordable Care Act remain possible but it is unknown what form any such changes or any law proposed to replace or revise the Affordable Care Act would take, and how or whether it may affect our business in the future. We expect that changes to the Affordable Care Act, the Medicare and Medicaid programs, changes allowing the federal government to directly negotiate drug prices and changes stemming from other healthcare reform measures, especially with regard to healthcare access, financing or other legislation in individual states, could have a material adverse effect on the healthcare industry. We also expect that the Affordable Care Act, as well as other healthcare reform measures that have and may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for our product candidates, if approved. Any reduction in reimbursement from Medicare, Medicaid, or other government programs may result in a similar reduction in payments from private payers. Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. For example, the American Rescue Plan Act of 2021 eliminated the statutory Medicaid drug rebate cap manufacturers pay to state Medicaid programs, elimination of this cap may require pharmaceutical manufacturers to pay more in rebates than it receives on the sale of products, which could have a material impact on our business. Moreover, payment methodologies may be subject to changes in healthcare legislation and regulatory initiatives. For example, the CMS may develop new payment and delivery models, such as bundled payment models. Recently, there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their products. Such scrutiny has resulted in several recent U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs.

In August 2022, Congress passed the Inflation Reduction Act of 2022, or “IRA”, which includes prescription drug provisions that have significant implications for the pharmaceutical industry and Medicare beneficiaries, including allowing the federal government to negotiate a maximum fair price for certain high-priced single source Medicare drugs, imposing penalties and excise tax for manufacturers that fail to comply with the drug price negotiation requirements, requiring inflation rebates for all Medicare Part B and Part D drugs, with limited exceptions, if their drug prices increase faster than inflation, and redesigning Medicare Part D to reduce out-of-pocket prescription drug costs for beneficiaries, among other changes. The first cycle of negotiations for the Medicare Drug Price Negotiation Program commenced in the summer of 2023. On August 15, 2024, the HHS published the negotiated maximum fair prices for ten selected Part D drugs that treat a range of conditions, including diabetes, chronic kidney disease, and rheumatoid arthritis. The prices of these ten drugs became effective on January 1, 2026. On January 17, 2025, CMS announced its selection of 15 additional Part D drugs for the second cycle of negotiations. The negotiated prices for this second group will be effective on January 1, 2027. While there had been some questions about the Trump Administration’s position on this program, on September 30, 2025, CMS issued final guidance for the third negotiation cycle. On January 27, 2026, CMS announced its selection of 15 additional drugs (covered under either Part B or Part D) for the third cycle of negotiations. The negotiated prices for this third group will be effective on January 1, 2028. CMS also selected one previously negotiated drug for the program’s first renegotiations. Various industry stakeholders, including certain pharmaceutical companies and the Pharmaceutical Research and Manufacturers of America, have initiated lawsuits against the federal government asserting that the price negotiation provisions of the IRA are unconstitutional. The impact of these judicial challenges, legislative, executive, and administrative actions and any future healthcare measures and agency rules implemented by the government on us and the pharmaceutical industry as a whole is unclear. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our product candidates if approved.

In May 2025, President Trump issued an executive order implementing the concept of most-favored nation pricing. Under this order, the Department of Health and Human Services, in coordination with other federal agencies, is directed to take actions to ensure that the price of prescription drugs paid by federal health insurers, including Medicare and Medicaid, is in line with the prices paid in comparably developed nations.

As an alternative to the Affordable Care Act, President Trump recently announced the Great Healthcare Plan. As presented, the plan is intended to lower drug prices by increasing competition and benchmarking U.S. drug prices to other countries, reduce insurance premiums by redirecting subsidies from insurers to individuals, increase accountability and transparency from insurers, and promote consumer choice by giving individuals more direct control over how healthcare dollars are spent. Legislative and regulatory action will be required to fully implement the plan. It is unclear how these proposed changes will impact our business and the pharmaceutical industry in general.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. We expect that additional federal, state and foreign healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in limited coverage and reimbursement and reduced demand for our products, once approved, or additional pricing pressures.

Risks Relating to our Securities

The market price of the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control.

The market price of the Common Shares may fluctuate due to a variety of factors relative to our business, including the following:

•

announcements by us or our competitors of new products, product candidates or new uses for existing products, significant contracts, commercial relationships or capital commitments and the timing of these introductions or announcements;

•	actions by any of our collaborators regarding our product candidates they are developing, including announcements regarding clinical or regulatory decisions or developments of our collaboration;

•	unanticipated serious safety concerns related to the use of any of our product candidates and any products for which we receive marketing authorization;

•

negative or inconclusive results from preclinical testing or clinical trials of our product candidates, leading to a decision or requirement to conduct additional preclinical testing or clinical trials or resulting in a decision to terminate the continued development of a product candidate;

•	delays of clinical trials of our product candidates;

•	failure to obtain or delays in obtaining or maintaining product approvals or clearances from regulatory authorities;

•	adverse regulatory or reimbursement announcements;

•	announcements by us or our competitors of significant acquisitions, strategic collaborations, licenses, joint ventures or capital commitments;

•	the results of our efforts to discover or develop additional product candidates;

•	our dependence on third parties, including our collaborators, CROs, clinical trial sponsors and clinical investigators;

•	regulatory or legal developments in Canada, the United States or other countries;

•	developments or disputes concerning patent applications, issued patents or other proprietary rights;

•	the recruitment or departure of key personnel;

•	the level of expenses related to any of our product candidates or clinical development programs;

•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•	actual or anticipated quarterly variations in our financial results or those of our competitors;

•	sales of Common Shares by us, our insiders or our shareholders in the future, as well as the overall trading volume of the Common Shares;

•	changes in the structure of healthcare payment systems;

•	commencement of, or our involvement in, litigation;

•	general economic, industry and market conditions;

•

market conditions in the pharmaceutical and biotechnology sectors and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies; and

•	the other factors described in the section “Risk Factors” of our Annual Information Form.

The effect of these and other factors on the market price of the Common Shares on the TSX, Nasdaq, or any other exchange that we list securities on in the future, cannot be predicted. There can be no assurance that the market price of the Common Shares will not experience significant fluctuations in the future, including fluctuations that are unrelated to our performance.

Investors may lose their entire investment.

An investment in the Common Shares is speculative and may result in the loss of an investor’s entire investment in the Company. Only investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company.

We have no history of dividends.

To date, the Company has not paid any dividends on the outstanding Common Shares. We currently intend to retain future earnings to finance the operation, development and expansion of our business. We do not anticipate paying cash dividends on the Common Shares in the foreseeable future. Any decision to pay dividends on its shares will be made at the discretion of the Board and will depend on the Company’s earnings, financial requirements and other conditions existing at such time, including potential restrictions on paying dividends pursuant to any effective credit agreements.

Our existing executive officers and directors own a significant percentage of Common Shares and may have a significant impact over matters submitted to the Company’s shareholders for approval.

The Company’s current executive officers and directors own approximately 10.04% of the issued Common Shares as of March 31, 2026. As a result, these shareholders, if they acted together, could significantly impact all matters requiring approval by the Company’s shareholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of these shareholders may not always coincide with the Company’s interests or the interests of other shareholders. This may also prevent or discourage unsolicited acquisition proposals or offers for the Common Shares that other shareholders may feel are in their best interest.

Future sales of Common Shares by our existing shareholders could cause the Company’s share price to decline.

Subject to compliance with applicable securities laws, the Company’s officers, directors and significant shareholders may sell some or all of their Common Shares in the future. No prediction can be made as to the effect, if any, such future sales of Common Shares will have on the market price of the Common Shares prevailing from time to time. However, the future sale of a substantial number of Common Shares by the Company’s officers, directors and significant shareholders or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Shares.

We will need to raise additional financing in the future which may dilute our share capital.

The Company’s Articles permit the issuance of an unlimited number of Common Shares. Future issuances of Common Shares will result in dilution to the existing shareholders. Additionally, future sales of the Common Shares into the public market may lower the market price that may result in losses to the Company’s shareholders. The Company may, from time to time, issue stock options to purchase additional Common Shares in accordance with the policies of the TSX and Nasdaq. Most of these Common Shares, including the Common Shares to be issued upon exercise of options, are freely tradable or will be freely tradeable after a four-month restriction period. Sales of substantial amounts of the Common Shares into the public market, or even the perception by the market that such sales may occur, may lower the market price of Common Shares.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business or our market, or if they adversely change their recommendations regarding our Common Shares, the trading price or trading volume of our Common Shares could decline.

The trading market for Common Shares will be influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If one or more securities analysts initiate research with an unfavorable rating or downgrade our Common Shares, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, our Common Shares price would likely decline. If few securities analysts commence coverage of us, or if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets and demand for our securities could decrease, which in turn could cause the price and trading volume of our Common Shares to decline.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable prospectus supplement relating to that offering of Securities. The Company will not receive any proceeds from any sale of any Securities by selling securityholders.

By the nature of its business as a clinical-stage pharmaceutical company, the Company had negative operating cash flow for its most recent interim financial period and financial year. To the extent the Company has negative cashflows in future periods, the Company may use a portion of its general working capital to fund such negative cash flow. See “Risk Factors”.

CONSOLIDATED CAPITALIZATION

Since March 31, 2026, the date of our unaudited interim condensed consolidated financial statements for the three months ended March 31, 2026, there have been no material changes in our consolidated share or debt capital.

PRIOR SALES

Information regarding our Common Shares that we issued within the previous twelve-month period, including Common Shares that we issued upon the exercise of stock options or the settlement of performance share units granted under our equity incentive plans, will be provided as required in a prospectus supplement with respect to the issuance of Securities pursuant to such prospectus supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX and Nasdaq under the symbol “EPRX”. Trading price and volume information for the Company’s Securities listed on the TSX and Nasdaq will be provided as required in each prospectus supplement to this prospectus.

EARNINGS COVERAGE

If we offer debt securities having a term to maturity in excess of one year under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such Securities.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions contained in our notice of articles and articles (the “Articles”). These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our Articles.

The authorized share capital of the Company consists of (i) an unlimited number of Common Shares without par value and (ii) an unlimited number of preferred shares without par value, issuable in series. As of the date of this prospectus, the Company had 65,741,668 Common Shares and 8,295,638 Series 1 Preferred Shares issued and outstanding. The maximum number of additional Common Shares issuable, should all convertible rights be exercised are as follows:

Common Shares Issuable:	As of the date of Prospectus
Options(1)	8,045,305
Restricted Share Units(2)	1,562,375
2013 Warrants(3)	93,421
Founders Warrants(4)	215,000
Underlying Founders Warrants(5)	215,000
Class B Shares(6)	562,500
Pre-funded Warrants(7)	1,428,571
Convertible Preferred Shares(8)	8,295,638

Total Common Shares Issuable	20,417,810

Notes:

(1)

Represents 5,086,297 options outstanding under the Company’s stock option plan, each having an exercise price between C$1.90 and C$8.00 and expiry dates ranging from March 5, 2028 to May 13, 2035 in addition to 2,959,008 options outstanding under the Company’s Omnibus Incentive Plan (“OIP”), each having an exercise price between C$8.63 and C$9.46 and expiry dates ranging from December 15, 2035 to July 13, 2036.

(2)	Represents 1,562,375 Restricted Share Units outstanding under the Company’s OIP.
(3)

Represents common share purchase warrants to acquire up to 93,421 Common Shares at an exercise price of C$0.7572 per share, with each such common share purchase warrant expiring 120 days after the warrant holder or the holder’s spouse ceases to be a director, officer or consultant of the Company.

(4)

Represents common share purchase warrants to acquire 215,000 units, with each unit consisting of one Common Share and one underlying common share purchase warrant (an “Underlying Founder Warrant”) at an exercise price of C$0.4984 per unit, expiring 120 days after the warrant holder ceases to be a director, officer or consultant of the Company.

(5)	Represents Underlying Founder Warrants to acquire up to 215,000 Common Shares, at an exercise price of C$0.75 per share, expiring two years from the date of exercise of the Underlying Founder Warrant.
(6)

Represents 562,500 Common Shares that are issuable upon conversion of the 225 Class B Shares of Eupraxia Pharma Inc., the Company’s subsidiary, held by Amanda Malone, the former Chief Scientific Officer of the Company. Each Class B Share is exchangeable into Common Shares based on an exchange rate of 2,500 Common Shares for each Class B Share, subject to adjustments upon the occurrence of certain events, for a total of 562,500 Common Shares. The Class B Shares are exchangeable by Ms. Malone at her election, provided that the Company may force the exchange of the Class B Shares into Common Shares at any time on or after January 31, 2031, or on or after January 31, 2026, if the Company is listed on a stock exchange and is a reporting issuer in Canada at such time. The Company may also force the exchange of the Class B Shares into Common Shares if there is a change of control transaction involving the Company, a change in law which makes the exchange necessary or desirable or if there are a de minimis number of Class B Shares outstanding. If the Company is listed on a stock exchange at the time of the applicable exchange, the Company may elect to pay Ms. Malone cash in lieu of issuing Common Shares, with such cash amount to be determined based on the then current market price of the Common Shares.

(7)

Each pre-funded warrant entitles the holder thereof to acquire one Common Share at a price of $6.99999 per Pre-Funded Warrant, which equals the public offering price per Common Share less the $0.000001 per share exercise price of each Pre-Funded Warrant following the closing date of the 2026 Offering being February 20, 2026.

(8)

Represents 8,855,638 Common Shares that are issuable on a one-to-one basis for no additional consideration upon conversion of the 8,855,638 Preferred Shares. Of the original 8,905,638 preferred shares issued on October 31, 2024, 50,000 have been converted to common shares as of the date hereof.

Common Shares

Each Common Share entitles the holder thereof to one vote at any meeting of our shareholders. The holders of Common Shares are entitled to receive if, as and when declared by the Board, dividends in such amounts as shall be determined by the Board. After the holders of preferred shares have first received from the property and assets of the Company the amount they are entitled to, the holders of Common Shares have the right to receive the Company’s remaining property and assets in the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Preferred Shares

We may issue our preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our Board, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up. The preferred shares are entitled to priority over the Common Shares with respect to the distribution of assets of the Company in the event of any liquidation, dissolution or winding up of the Company’s affairs, whether voluntary or involuntary. The preferred shares are only entitled to the voting rights and dividends as provided in the special rights and restrictions attached to any particular series.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of debt securities sets forth certain general terms and provisions of debt securities in respect of which a prospectus supplement may be filed. The particular terms and provisions of debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such debt securities. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Debt securities may be offered separately or in combination with one or more other securities of the Company. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

The debt securities will be issued under one or more indentures (each, a “Trust Indenture”), in each case between the Company and a financial institution or trust company organized under the laws of Canada or any province or territory thereof and authorized to carry on business as a trustee (each, a “Trustee”). Such indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. The particular terms and provisions of the debt securities and a description of how the general terms and provisions described below may apply to the debt securities will be included in the applicable prospectus supplement. The following description is subject to the detailed provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Trust Indenture, a copy of which will be filed by the Company with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions, after it has been entered into, and will be available electronically on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov.

General

The applicable Trust Indenture will not limit the aggregate principal amount of debt securities that may be issued under such Trust Indenture and will not limit the amount of other indebtedness that the Company may incur. The applicable Trust Indenture will provide that the Company may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured obligations of the Company.

The Company may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series. The applicable Trust Indenture will also permit the Company to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

Any prospectus supplement for debt securities supplementing this prospectus will contain the specific terms and other information with respect to the debt securities being offered thereby, including, but not limited to, the following:

•	the designation, aggregate principal amount and authorized denominations of such debt securities;

•	the percentage of principal amount at which the debt securities will be issued;

•	whether payment on the debt securities will be senior or subordinated to other liabilities or obligations of the Company;

•	whether the payment of the debt securities will be guaranteed by any other person;

•

the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

•

whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	the place or places the Company will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;

•

whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms the Company will have the option to redeem the debt securities rather than pay the additional amounts;

•

whether the Company will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder, and the terms and conditions of such redemption;

•	whether the Company may redeem the debt securities at its option and the terms and conditions of any such redemption;

•	the denominations in which the Company will issue any registered and unregistered debt securities;

•

the currency or currency units for which debt securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars) or if payments on the debt securities will be made by delivery of Common Shares or other property;

•	whether payments on the debt securities will be payable with reference to any index or formula;

•

if applicable, the ability of the Company to satisfy all or a portion of any redemption of the debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of securities of the Company or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;

•	whether the debt securities will be issued as Global Securities (as defined below) and, if so, the identity of the Depositary (as defined below) for the Global Securities;

•	whether the debt securities will be issued as unregistered securities (with or without coupons), registered securities or both;

•

the periods within which and the terms and conditions, if any, upon which the Company may redeem the debt securities prior to maturity and the price or prices of which, and the currency or currency units in which, the debt securities are payable;

•	any events of default or covenants applicable to the debt securities;

•	any terms under which debt securities may be defeased, whether at or prior to maturity;

•	whether the holders of any series of debt securities have special rights if specified events occur;

•	any mandatory or optional redemption or sinking fund or analogous provisions;

•	the terms, if any, for any conversion or exchange of the debt securities for any other securities;

•	rights, if any, on a change of control;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities;

•	the Trustee under the Trust Indenture pursuant to which the debt securities are to be issued;

•	whether the Company will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system; and

•

any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

The Company reserves the right to include in a prospectus supplement specific terms pertaining to the debt securities which are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require the Company to repurchase the debt securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or has a change of control.

The Company may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these debt securities at a discount below their stated principal amount. The Company may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the Company may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The debt securities will be senior or subordinated indebtedness of the Company as described in the applicable prospectus supplement. If the debt securities are senior indebtedness, they will rank equally and ratably with all other unsecured indebtedness of the Company from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Company as described in the applicable prospectus supplement, and they will rank equally and ratably with other subordinated indebtedness of the Company from time to time issued and outstanding as described in the applicable prospectus supplement. The Company reserves the right to specify in a prospectus supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

The Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Registration of Debt Securities

Debt Securities in Book Entry Form

Unless otherwise indicated in an applicable prospectus supplement, debt securities of any series may be issued in whole or in part in the form of one or more global securities (“Global Securities”) registered in the name of a designated clearing agency (a “Depositary”) or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will, to the extent not described herein, be described in the prospectus supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary or its nominee will credit, in its book-entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such participants that have accounts with the Depositary or its nominee (“Participants”). Such accounts are typically designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by the Company if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold beneficial interests through Participants. With respect to the interests of Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary or its nominee. With respect to the interests of persons other than Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by Participants or persons that hold through Participants. The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal, premium, if any, and interest, if any, on the debt securities represented by a Global Security will be made by the Company to the Depositary or its nominee. The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants.

Conveyance of notices and other communications by the Depositary to direct Participants, by direct Participants to indirect Participants and by direct and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the Trust Indenture.

Owners of beneficial interests in a Global Security will not be entitled to have the debt securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated non-book-entry form, and will not be considered the owners or holders thereof under the applicable Trust Indenture, and the ability of a holder to pledge a debt security or otherwise take action with respect to such holder’s interest in a debt security (other than through a Participant) may be limited due to the lack of a physical certificate.

No Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless: (i) the Depositary is no longer willing or able to discharge properly its responsibilities as depositary and the Company is unable to locate a qualified successor; (ii) the Company at its option elects, or is required by law, to terminate the book-entry system through the Depositary or the book-entry system ceases to exist; or (iii) if provided for in the Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), Participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the debt securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest.

If one of the foregoing events occurs, such Global Security shall be exchanged for certificated non-book-entry debt securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

The Company, any underwriters, dealers or agents and any Trustee identified in an accompanying prospectus supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the debt securities held by the Depositary or the book-entry accounts maintained by the Depositary, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests, or (iii) any advice or representation made by or with respect to the Depositary and contained in this prospectus or in any prospectus supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Participants.

Unless otherwise stated in the applicable prospectus supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any debt securities represented by a Global Security.

Debt Securities in Certificated Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

In the event that the debt securities are issued in certificated non-book-entry form, and unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than a Global Security) will be made at the office or agency of the Trustee or, at the option of the Company, by the Company by way of cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire or other transmission to an account of the person entitled to receive such payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Trust Indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions to be set forth in the Trust Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other Securities, and warrants sold with other Securities may be attached to or separate from the other Securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada that it will not distribute warrants that, according to their terms as described in the applicable prospectus supplement, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by the Company with the securities regulatory authorities in the applicable Canadian offering jurisdictions and the United States after we have entered into it, and will be available electronically on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) in Canada will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

In an offering of warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of equity warrants;

•	the price at which the equity warrants will be offered;

•	the currency or currencies in which the equity warrants will be offered;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•

the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;

•

the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

•	whether we will issue fractional shares;

•	whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

•	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the equity warrants and the related Securities will be transferable separately;

•	whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	material U.S. and Canadian federal income tax consequences of owning the equity warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the equity warrants; and

•	any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of debt warrants;

•	the price at which the debt warrants will be offered;

•	the currency or currencies in which the debt warrants will be offered;

•	the designation and terms of any Securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the debt warrants and the related Securities will be transferable separately;

•

the principal amount and designation of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of debt warrants that may be exercised at any one time;

•	whether the debt warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

•	material U.S. and Canadian federal income tax consequences of owning the debt warrants;

•	whether we have applied to list the debt warrants or the underlying debt securities on an exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the debt warrants; and

•	any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

The Company may issue units, which may consist of one or more of Common Shares, preferred shares, warrants or any other security specified in the relevant prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each of the Securities included in the unit. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

•	the designation and aggregate number of units being offered;

•	the price at which the units will be offered;

•	the designation, number and terms of the Securities comprising the units and any agreement governing the units;

•	the date or dates, if any, on or after which the Securities comprising the units will be transferable separately;

•	whether we will apply to list the units or any of the individual Securities comprising the units on any exchange;

•	material Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the Securities comprising the units; and

•	any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts separately or in combination with one or more other Securities, which will entitle holders thereof to receive, upon satisfaction of certain release conditions (the “Release Conditions”) and for no additional consideration, Common Shares, preferred shares, warrants, debt securities or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), the material terms of which will be described in the applicable prospectus supplement, each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province or territory thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the applicable securities regulatory authorities in Canada and the United States after it has been entered into.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of subscription receipts being offered;

•	the price at which the subscription receipts will be offered;

•

the designation, number and terms of the Common Shares, preferred shares, warrants and/or debt securities to be received by the holders of subscription receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

•	the Release Conditions that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, preferred shares, warrants and/or debt securities;

•	the procedures for the issuance and delivery of the Common Shares, preferred shares, warrants and/or debt securities to holders of subscription receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, preferred shares, warrants and/or debt securities upon satisfaction of the Release Conditions;

•	the identity of the Escrow Agent;

•

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, preferred shares, warrants and/or debt securities pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•

if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

•

procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•

any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which such subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase the subscription receipts in the open market by private agreement or otherwise;

•	whether we will issue the subscription receipts as Global Securities and, if so, the identity of the depositary for the Global Securities;

•	whether we will issue the subscription receipts as unregistered bearer securities, as registered securities or both;

•

provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, preferred shares, warrants or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether we will apply to list the subscription receipts on any exchange;

•	material U.S. and Canadian federal income tax consequences of owning the subscription receipts; and

•	any other material terms or conditions of the subscription receipts.

Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipts. The contractual right of rescission will entitle such original purchasers to receive the total of the amount paid on original purchase of the subscription receipts and the amount paid upon conversion of the subscription receipts (if any) upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipts under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipts under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, shareholders of the Company. Holders of subscription receipts are entitled only to receive Common Shares, preferred shares, warrants and/or debt securities on exchange of their subscription receipts, plus any cash payments, if any, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and their pro rata share of interest earned or income generated thereon, if provided for in the Subscription Receipt Agreement, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, preferred shares, warrants and or debt securities may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts without the consent of the holders of the subscription receipts to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holders of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

SELLING SECURITYHOLDERS

Our Securities may be sold under this prospectus by way of a secondary offering by or for the account of certain of our securityholders. The prospectus supplement that we will file in connection with any offering of our Securities by selling securityholders will include the following information:

•	the names of the selling securityholders and, where the selling securityholder is not an individual, the name of the principal securityholder of such selling securityholder to the extent known;

•	the number or amount of our Securities owned, controlled or directed by each selling securityholder;

•	the number or amount of our Securities being distributed for the account of each selling securityholder;

•

the number or amount of Securities to be owned by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities; and

•	whether our Securities are owned by the selling securityholders both of record and beneficially, of record only or beneficially only.

PLAN OF DISTRIBUTION

New Issue

We may issue our Securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers, (iii) in connection with acquisitions of assets or shares or another entity or company or (iv) in connection with the exercise or conversion of Securities outstanding as of the date hereof, including, without limitation, outstanding warrants to purchase Common Shares. The consideration for an acquisition of assets or shares of another entity or company may consist of any of the Securities covered hereby separately, a combination of such Securities, or any combination of, among other things, Securities, cash or the assumption of liabilities.

Each prospectus supplement with respect to our Securities being offered will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or other placement agents;

•	the number and the purchase price of, and form of consideration for, our Securities;

•	any proceeds to the Company from such sale; and

•	any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

Our Securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be ATM Distributions, including sales made directly on the TSX, Nasdaq or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our Securities offered by that prospectus supplement.

Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of our Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Each class or series of preferred shares, debt securities, subscription receipts, warrants and units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, the preferred shares, debt securities, warrants, subscription receipts or units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable prospectus supplement, there is no market through which the preferred shares, debt securities, warrants, subscription receipts or units may be sold and purchasers may not be able to resell preferred shares, debt securities, warrants, subscription receipts or units purchased under this prospectus or any prospectus supplement. This may affect the pricing of the preferred shares, debt securities, warrants, subscription receipts or units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the preferred shares, debt securities, warrants, subscription receipts or units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the preferred shares, debt securities, warrants, subscription receipts or units or as to the liquidity of the trading market, if any, for the preferred shares, debt securities, warrants, subscription receipts or units.

No underwriter or dealer involved in ATM Distribution, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an ATM Distribution of our securities or effect any other transactions that are intended to stabilize the market price of our securities during an ATM Distribution. In connection with any offering of Securities, except as otherwise set out in a prospectus supplement relating to a particular offering of Securities and other than in relation to an ATM Distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Secondary Offering

This prospectus may also, from time to time, relate to the offering of Securities by certain selling securityholders.

The selling securityholders may sell all or a portion of the Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If Securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. Securities may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, as follows:

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	an exchange distribution;

•	short sales;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling the Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of our Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Securities in the course of hedging in positions they assume. The selling securityholders may also sell the Securities short and deliver the Securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge the Securities to broker-dealers that in turn may sell such shares.

CERTAIN CANADIAN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our Securities offered thereunder. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

Subject to the limitations and qualifications stated herein, this discussion sets forth material U.S. federal income tax considerations relating to the ownership and disposition by U.S. Holders (as hereinafter defined) of the Common Shares. The discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury Regulations thereunder, published rulings and court decisions, all as currently in effect changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

No opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

This summary applies only to U.S. Holders that acquire Common Shares in this offering and that hold those Common Shares as capital assets (generally, property held for investment.) This discussion does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of Common Shares pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the securities. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the Common Shares. In addition, this discussion does not discuss tax consequences applicable to U.S. Holders subject to special rules, such as:

•	banks, insurance companies, and certain other financial institutions;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	Broker-dealers and traders in securities, commodities or currencies or other persons that generally mark their securities to market for U.S. federal income tax purposes;

•

persons holding Common Shares as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to Common Shares;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	persons required to accelerate the recognition of any item of gross income with respect to the Common Shares as a result of such income being recognized on an applicable financial statement,;

•	tax-exempt entities or government organizations;

•	S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	retirement plans, regulated investment companies or real estate investment trusts;

•	persons who acquired our Common Shares pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons holding our Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; and

•	persons who own (directly or through attribution) 10% or more (by vote or value) of our outstanding Common Shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Common Shares and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of Common Shares.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Common Shares and is:

•	an individual who is a citizen or resident of United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PERSONS CONSIDERING AN INVESTMENT IN COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE OWNERSHIP AND DISPOSITION OF THE COMMON SHARES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.

Passive Foreign Investment Company Rules

If we are considered a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) at any time during a U.S. Holder’s holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the Common Shares.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

We generally will be a PFIC for any tax year in which (a) 75% or more of our gross income for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by us from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax under the “Default PFIC Rules Under Section 1291 of the Code” discussed below on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of the securities are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of the securities.

In particular, and without limiting the foregoing, while the Company believes that it was likely a PFIC for its most recent taxable year ended, no definitive analysis has been undertaken as to whether the Company was a PFIC for its most recent taxable year or whether it will be for the current or for future taxable years. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year, and as a result, our PFIC status may change from year to year. The total value of our assets for purposes of the asset test generally will be calculated using the market price of our shares, which may fluctuate considerably. Fluctuations in the market price of the Common Shares may result in us being a PFIC for any taxable year. Because of the uncertainties involved in establishing our PFIC status, there can be no assurance regarding whether we currently are treated as a PFIC, or may be treated as a PFIC in the future. If we are classified as a PFIC in any year during which a U.S. Holder holds the Common Shares, we generally will continue to be treated as a PFIC as to such U.S. Holder in all succeeding years, regardless of whether we continue to meet the PFIC income test or PFIC asset test discussed above.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of the Common Shares will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to the Common Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of the securities and (b) any excess distribution received on the securities. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of the securities of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such securities (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the securities. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds the Common Shares, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to the Common Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such securities were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its Common Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no ordinary earnings or net capital gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of the Common Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Common Shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to the Common Shares only if such shares are marketable stock. The Common Shares generally will be “marketable stock” if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the Common Shares are “regularly traded” as described in the preceding sentence, such shares are expected to be marketable stock. There can be no assurance that the Common Shares will be “regularly traded” in subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Common Shares and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares as of the close of such tax year over (b) such U.S. Holder’s tax basis in such securities. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Common Shares, over (ii) the fair market value of such securities (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of such securities, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the securities cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of securities that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the securities are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses the Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such securities.

In addition, a U.S. Holder who acquires Common Shares from a decedent will not receive a “step up” in tax basis of such securities to fair market value.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

THE PFIC RULES ARE COMPLEX, AND EACH U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PFIC RULES (INCLUDING THE APPLICABILITY AND ADVISABILITY OF A QEF ELECTION AND MARK-TO-MARKET ELECTION) AND HOW THE PFIC RULES MAY AFFECT THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE COMMON SHARES.

Cash Dividends and Other Distributions

Subject to the discussion under “Passive Foreign Investment Company Rules” above, to the extent there are any distributions made with respect to the Common Shares, a U.S. Holder generally will be required to include in its gross income distributions received with respect to its Common Shares (including the amount of Canadian taxes withheld, if any) as dividend income, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (computed using U.S. federal income tax principles), with the excess treated first as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in its Common Shares and, thereafter, as capital gain recognized on a sale or exchange on the day actually or constructively received by the holder (as described below under “Sale or Disposition of Common Shares”). There can be no assurance that we will maintain calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution with respect to the Common Shares will constitute ordinary dividend income. Dividends paid on the Common Shares will not be eligible for the dividends received deduction allowed to U.S. corporations.

Subject to the discussion under “Passive Foreign Investment Company Rules” above, dividends paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation if (i) its Common Shares are readily tradable on an established securities market in the United States or it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury has determined is satisfactory for these purposes and (ii) if such foreign corporation is not a PFIC (as discussed above) for either the taxable year in which the dividend is paid or the preceding taxable year. The Company believes that it qualifies as a resident of Canada for purposes of, and are eligible for the benefits of, the Canada-United States Income Tax Convention (1980) as amended, which the IRS has determined is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision, although there can be no assurance in this regard. In addition, the Common Shares are expected to be readily tradable on an established securities market, the TSX and Nasdaq. However, whether our Common Shares are regularly traded on a qualified exchange is an annual determination based on facts that, in part, are beyond our control. Accordingly, subject to the PFIC rules discussed above, we expect that a non-corporate U.S. Holder should qualify for the reduced rate on dividends so long as the applicable holding period requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the reduced tax rate on dividends in light of their particular circumstances.

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of the Common Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Subject to the discussion under “Passive Foreign Investment Company Rules” above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Sale or Disposition of Common Shares

A U.S. Holder generally will recognize gain or loss on the taxable sale or exchange of the Common Shares in an amount equal to the difference between the U.S. dollar amount realized on such sale or exchange (determined in the case of the Common Shares sold or exchanged for currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale or exchange or, if the Common Shares sold or exchanged are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, which election must be applied consistently from year to year and cannot be changed without the consent of the IRS, the spot exchange rate in effect on the settlement date) and the U.S. Holder’s adjusted tax basis in the Common Shares determined in U.S. dollars. The initial tax basis of the Common Shares to a U.S. Holder will be the U.S. Holder’s U.S. dollar purchase price for the Common Shares (determined by reference to the spot exchange rate in effect on the date of the purchase, or if the Common Shares purchased are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, which election must be applied consistently from year to year and cannot be changed without the consent of the IRS, the spot exchange rate in effect on the settlement date). An accrual basis U.S. Holder that does not make the special election will recognize exchange gain or loss to the extent attributable to the difference between the exchange rates on the sale date and the settlement date, and such exchange gain or loss generally will constitute ordinary income or loss.

Subject to the discussion under “Passive Foreign Investment Company Rules” above, such gain or loss will be capital gain or loss and will be long-term gain or loss if the Common Shares have been held for more than one year. Under current law, long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. U.S. Holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.

Information Reporting and Backup Withholding

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless the securities are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders paying more than US$100,000 for our Common Shares generally may be required to file IRS Form 926 reporting the payment of the offer price for our Common Shares to us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Forms 926 and 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the securities generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

The applicable prospectus supplement may describe material U.S. federal income tax consequences of the ownership and disposition of any of our other Securities offered thereunder by an initial investor who is a U.S. Holder, including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

LEGAL MATTERS

Certain legal matters related to our Securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Troutman Pepper Locke LLP, with respect to matters of U.S. law. As of the date of this prospectus, the partners and associates of Blake, Cassels & Graydon LLP beneficially own, directly or indirectly, less than 1% of our outstanding Common Shares.

INTEREST OF EXPERT

There is no person or company whose profession or business gives authority to a report, valuation, statement or opinion made by such person or company and who is named as having prepared or certified a report, valuation, statement or opinion in this prospectus other than KPMG LLP.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are KPMG LLP. KPMG LLP has confirmed with respect to the Company that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations, and also that they are independent accountants with respect to the Company under all relevant U.S. professional and regulatory standards.

The registrar and transfer agent for the Common Shares is TSX Trust Company at its principal offices in Vancouver, British Columbia.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC the registration statement on Form F-10 relating to the offer and sale of the Securities, of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the registration statement on Form F-10 and the exhibits thereto for further information with respect to the Company and the Securities.

We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a MJDS adopted by the United States and Canada, these reports and other information may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions, and our principal shareholders are exempt from the reporting provisions, contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces and territories of Canada through SEDAR+ at www.sedarplus.ca and any document we file with, or furnish to, the SEC on EDGAR at www.sec.gov. Please note that the SEC’s website and the website containing Canadian securities regulatory filings are included in this prospectus as inactive textual references only. The information contained on such websites is not incorporated by reference in this prospectus and should not be considered part of this prospectus, except as explicitly described in the section titled “Documents Incorporated by Reference”.

AGENT FOR SERVICE OF PROCESS

Certain directors of the Company reside outside of Canada. As a result of the persons named below residing outside of Canada, each of them has appointed the following agent for service of process:

Name of Person or Company	Name and Address of Agent
Amy Pott	Blakes Vancouver Services Inc., c/o Blake, Cassels & Graydon LLP, located at Suite 3500, The Stack, 1133 Melville Street, Vancouver, British Columbia, V6E 4E5.

Robert Bazemore	Blakes Vancouver Services Inc., c/o Blake, Cassels & Graydon LLP, located at Suite 3500, The Stack, 1133 Melville Street, Vancouver, British Columbia, V6E 4E5.

Helen Thackray	Blakes Vancouver Services Inc., c/o Blake, Cassels & Graydon LLP, located at Suite 3500, The Stack, 1133 Melville Street, Vancouver, British Columbia, V6E 4E5.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the Business Corporations Act (British Columbia). Most of our directors and officers are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company’s assets are, located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

We will file with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we will appoint C T Corporation System, with an address at 28 Liberty Street, New York, New York 10005, as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

The Registrant (“we” or “us”) is subject to the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”).

Under Section 160 of the BCBCA, an individual who:

•	is or was a director or officer of the Registrant;

•	is or was a director or officer of another corporation at a time when the corporation is or was an affiliate of the Registrant, or at the request of the Registrant; or

•	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the BCBCA also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the BCBCA and subject to Section 163 of the BCBCA, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA and subject to Section 163 of the BCBCA, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately decided that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect to the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, do one or more of the following things:

•	order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by the Registrant;

•	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

•	make any other order the court considers appropriate.

Section 165 of the BCBCA provides that the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation.

The foregoing description is qualified in its entirety by reference to the BCBCA.

Under the articles of the Registrant, subject to the provisions of the BCBCA, the Registrant must indemnify a current or former director, alternate director or officer of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director, alternate director and officer is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant’s articles.

Under the articles of the Registrant, subject to provisions of the BCBCA, the Registrant may agree to indemnify and may indemnify any person. The Registrant has entered into indemnity agreements with all of the Registrant’s directors and officers.

Under the articles of the Registrant, the Registrant may advance expenses to a director, alternate director or officer of the Registrant to the extent permitted by and in accordance with the provisions of the BCBCA.

Pursuant to the articles of the Registrant, the failure of a director, alternate director or officer of the Registrant to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.

Under the articles of the Registrant, the Registrant has purchased directors’ and officers’ liability insurance that, under certain circumstances, insures its directors and officers against the costs of defense, settlement, or payment of a judgment.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

EXHIBITS

Exhibit Number	Description

4.1	Annual Information Form of the Registrant for the year ended December 31, 2025, dated March 11, 2026 (incorporated by reference to Exhibit 99.1 to the Annual Report on Form 40-F, filed with the SEC on March 13, 2026) (File No. 001-41923)

4.2	Audited Consolidated Financial Statements of the Registrant for the years ended December 31, 2025 and 2024, together with the notes thereto and the auditors’ report thereon (incorporated by reference to Exhibit 99.2 to the Annual Report on Form 40-F, filed with the SEC on March 13, 2026) (File No. 001-41923)

4.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2025 (incorporated by reference to Exhibit 99.3 to the Annual Report on Form 40-F, filed with the SEC on March 13, 2026) (File No. 001-41923)

4.4	Unaudited Interim Condensed Consolidated Financial Statements of the Registrant for the three months ended March 31, 2026 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on May 12, 2026) (File No. 001-41923)

4.5	Management’s Discussion and Analysis of the Registrant for the three months ended March 31, 2026 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the SEC on May 12, 2026) (File No. 001-41923)

4.6	Management Information Circular dated May 11, 2026, in connection with the annual general meeting of shareholders held on June 18, 2026 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on May 29, 2026) (File No. 001-41923)

4.7	Material Change Report of the Registrant dated February 23, 2026 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on March 6, 2026) (File No. 001-41923)

4.8	Material Change Report of the Registrant dated July 15, 2026 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on July 15, 2026) (File No. 001-41923)

5.1	Consent of KPMG LLP

6.1	Powers of Attorney (included on the signature page of this Registration Statement)

7.1	Form of Debt Indenture

107	Filing Fee Table

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

(a) At the time of filing this Form F-10, the Registrant shall file with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 5th day of August, 2026.

EUPRAXIA PHARMACEUTICALS INC.

By:	/s/ James A. Helliwell
Name: James A. Helliwell
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James A. Helliwell and Alex Rothwell, or either of them, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on August 5, 2026.

Signature	Title

/s/ James A. Helliwell James A. Helliwell	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Alex Rothwell Alex Rothwell	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Simon Pimstone Simon Pimstone	Chairman of the Board

/s/ Robert Bazemore Robert Bazemore	Director

/s/ John Montalbano John Montalbano	Director

/s/ Amy Pott Amy Pott	Director

III-2

/s/ Richard Glickman Richard Glickman	Director

/s/ Joseph Freedman Joseph Freedman	Director

/s/ Helen Thackray Helen Thackray	Director

III-3

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Eupraxia Pharmaceuticals Inc. in the United States, on August 5, 2026.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
TITLE: MANAGING DIRECTOR

III-4